 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 17, 1997
                                                       REGISTRATION NO. 333-1664
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                              AMENDMENT NO. 3
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------
                            NISSAN AUTO RECEIVABLES
                              1997-A GRANTOR TRUST
           (IN WHICH THE CERTIFICATES REPRESENT UNDIVIDED INTERESTS)

                               ----------------
                      NISSAN AUTO RECEIVABLES CORPORATION
                   (ORIGINATOR OF THE TRUST DESCRIBED HEREIN)
         DELAWARE                    9999                     33-0479655
                               (PRIMARY STANDARD          (IRS EMPLOYER NO.)
      (STATE OR OTHER             INDUSTRIAL
      JURISDICTION OF         CLASSIFICATION CODE
     INCORPORATION OR               NUMBER)
       ORGANIZATION)

                               ----------------
                              990 W. 190TH STREET
                           TORRANCE, CALIFORNIA 90502
                                 (310) 719-8013
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------
                                JOY CROSE, ESQ.
                      NISSAN AUTO RECEIVABLES CORPORATION
                              990 W. 190TH STREET
                           TORRANCE, CALIFORNIA 90502
                                 (310) 719-8024
                (NAME, ADDRESS INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                   COPIES TO:
           DANIEL METTE, ESQ.                      DAVID MERCADO, ESQ.
       WEIL, GOTSHAL & MANGES LLP                CRAVATH, SWAINE & MOORE
            767 FIFTH AVENUE                        825 EIGHTH AVENUE
        NEW YORK, NEW YORK 10153                NEW YORK, NEW YORK 10019
             (212-310-8000)                          (212-474-1000)

                               ----------------
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after the effective date of this Registration Statement.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [_]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                   PROPOSED
                                                   MAXIMUM      PROPOSED
                                                   OFFERING      MAXIMUM        AMOUNT OF
            TITLE OF SECURITIES    AMOUNT TO BE     PRICE       AGGREGATE      REGISTRATION
             BEING REGISTERED       REGISTERED     PER UNIT  OFFERING PRICE        FEE
--------------------------------------------------------------------------------------------
Asset Backed Certificates,
Class A........................    $755,564,579    100%(1)    $755,564,579    $228,958.96(2)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee.
(2) $344.83 has been previously paid in connection with the initial filing of the Registration Statement.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD OR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BY ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS                   Subject to Completion,

                          Dated October 17, 1997

$755,564,579
NISSAN AUTO RECEIVABLES 1997-A GRANTOR TRUST
   % ASSET BACKED CERTIFICATES, CLASS A

NISSAN AUTO RECEIVABLES CORPORATION
Seller

NISSAN MOTOR ACCEPTANCE CORPORATION
Servicer

The    % Asset Backed Certificates (the "Certificates") will consist of two
Classes of Certificates, the Class A Certificates and the Class B Certificates. Only the Class A Certificates are being offered hereby. The Class A Certificates will evidence in the aggregate an undivided ownership interest of 87% of a trust (the "Trust") to be formed pursuant to a Pooling and Servicing Agreement to be entered into among Nissan Auto Receivables Corporation, as Seller (the "Seller"), Nissan Motor Acceptance Corporation, as Servicer (the "Servicer") and in its individual capacity, and The Fuji Bank and Trust Company, as Trustee. The Class B Certificates, which initially will be retained by the Seller, will evidence in the aggregate an undivided ownership interest of 13% of the Trust. The rights of the Class B Certificateholders to receive distributions with respect to the Receivables (as defined below) are subordinated to the rights of the Class A Certificateholders, to the extent described herein.

Principal, and interest to the extent of the Pass-Through Rate of     % per
annum, will be distributed on or about the 15th day of each month beginning November 17, 1997 (the "Distribution Date"). The Final Scheduled Distribution Date on the Certificates will be the February 2003 Distribution Date. The Trust property will consist of a pool of retail installment sale contracts originated on or after September 12, 1992, secured by new and used automobiles and light trucks (the "Receivables"), certain monies due or paid thereunder on or after October 1, 1997, security interests in the vehicles financed thereby, any proceeds from claims on any insurance policies covering such vehicles or the obligors thereunder, the rights of the Seller under certain Agreements (described herein), the rights of the Seller to seek recourse, if any, against the dealers that originated the Receivables and the proceeds of any and all of the foregoing.

There currently is no secondary market for the Class A Certificates and there is no assurance that one will develop. The Underwriters expect, but are not obligated, to make a market in the Class A Certificates. There is no assurance that any such market, if one develops, will continue.

FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE CLASS A CERTIFICATES, SEE "RISK FACTORS" BEGINNING ON PAGE 10.

THE CLASS A CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SELLER, THE SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

                                                 PRICE TO          UNDERWRITING        PROCEEDS TO
                                                 PUBLIC(1)         DISCOUNT            SELLER(1)(2)
--------------------------------------------------------------------------------
Per Class A Certificate                        %                   %                   %
--------------------------------------------------------------------------------
Total                                       $                   $                   $

--------------------------------------------------------------------------------
(1) Plus accrued interest at the Pass-Through Rate calculated from        ,
  1997.

(2) Before deducting expenses payable by the Seller estimated to be $688,000.

The Class A Certificates are offered by the Underwriters when, as, and if issued and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that the Class A Certificates will
be delivered in book-entry form on or about     , 1997.

J.P. MORGAN & CO.

     CHASE SECURITIES INC.

           CREDIT SUISSE FIRST BOSTON

                 GOLDMAN, SACHS & CO.

                        MERRILL LYNCH & CO.
                                                       SALOMON BROTHERS INC

The date of this Prospectus is     , 1997.

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CLASS A CERTIFICATES OFFERED HEREBY. SUCH TRANSACTIONS MAY INCLUDE STABILIZING, THE PURCHASE OF THE CLASS A CERTIFICATES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                             AVAILABLE INFORMATION

Nissan Auto Receivables Corporation (the "Seller"), as originator and on be-half of the Trust, has filed a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Class A Certif-icates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and amendments thereof and to the exhib-its thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; Seven World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy, information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval system.

             REPORTS TO CLASS A CERTIFICATEHOLDERS BY THE TRUSTEE

The Fuji Bank and Trust Company (the "Trustee"), as Trustee for the Class A Certificateholders and Class B Certificateholders (collectively, the "Certificateholders") under the Pooling and Servicing Agreement to be dated as of October 1, 1997, by and among the Seller, the Servicer, Nissan Motor Ac-ceptance Corporation and the Trustee, will provide to Class A Certificateholders (which shall be Cede & Co. as the nominee of DTC unless De-finitive Certificates (as defined herein) are issued under the limited circum-stances described herein) monthly and annual reports concerning the Receiv-ables. Copies of such reports may be obtained by beneficial owners of Class A Certificates by delivering a request in writing to the Trustee at The Fuji Bank and Trust Company, Two World Trade Center, 81st Floor, New York, New York 10048, Attention: Corporate Trust Administration. See "The Certificates-- Statements to Class A Certificateholders," "--General," and "--Book-Entry Reg-istration." The Seller, as originator of the Trust, will be subject to the in-formational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, will file reports and other information with the Commission. Copies of reports and other information may be inspected and copied at the public reference facilities of the Commis-sion identified above in "Available Information". The Seller intends to dis-continue filing such reports upon completion of the reporting period required by Section 15(d) of the Exchange Act. The Trustee, however, will continue to provide the Class A Certificateholders with the monthly and annual reports concerning the Receivables as described above.

                                    SUMMARY

This summary is qualified in its entirety by reference to the detailed informa-tion appearing elsewhere in this Prospectus. Certain capitalized terms used in the Summary are defined elsewhere in this Prospectus. A listing of the pages on which some of such terms are defined is found in the "Index of Terms."

ISSUER.................
                         Nissan Auto Receivables 1997-A Grantor Trust (the
                          "Trust"), to be formed by the Seller pursuant to a Pooling and Servicing Agreement to be dated as of October 1, 1997 (the "Agreement"), among the Seller, Nissan Motor Acceptance Corporation ("NMAC"), as Servicer (in such capacity, the "Servicer") and in its individual capacity, and The Fuji Bank and Trust Company, as trustee (the "Trustee").

SELLER.................  Nissan Auto Receivables Corporation, a wholly-owned subsidiary of NMAC.

SERVICER...............  NMAC, a wholly-owned subsidiary of Nissan Motor Cor-
                          poration in U.S.A. ("NMC"). NMC, the primary dis-tributor of Nissan and Infiniti vehicles in the con-tinental United States, is an indirect wholly-owned subsidiary of Nissan Motor Co., Ltd., a Japanese corporation.

SECURITIES OFFERED.....
                         The Certificates consist of two classes, entitled   %
                          Asset Backed Certificates, Class A (the "Class A
                          Certificates"), and   % Asset Backed Certificates,
                          Class B (the "Class B Certificates," and collec-tively with the Class A Certificates, the "Certifi-cates"). Only the Class A Certificates are being of-fered hereby. Each Certificate will represent a fractional undivided interest in the Trust. The Trust property will consist of a pool of retail in-stallment sale contracts originated on or after Sep-tember 12, 1992, secured by new and used automobiles and light trucks (the "Receivables"), certain monies paid thereunder on or after October 1, 1997 (the "Cutoff Date"), security interests in the vehicles securing the Receivables ("Financed Vehicles"), any proceeds from claims on any physical damage, credit life, credit disability or other insurance policies covering such vehicles or the obligors thereunder, the rights of the Seller under the Purchase Agree-ment, the Custody and Pledge Agreement and the Yield Supplement Agreement (each as defined herein), the rights of the Seller to seek recourse, if any, against the dealers that originated the Receivables, the rights of the Seller in certain rebates of pre-miums and other amounts relating to insurance poli-cies and other items financed under the Receivables and the proceeds of any and all of the foregoing. The Class A Certificates shall be issued in fully registered form in denominations of $1,000 and inte-gral multiples thereof (except that one Certificate may be issued in an amount not an integral multiple of $1,000). The Receivables will be purchased by the Seller from NMAC pursuant to a Purchase Agreement (the "Purchase Agreement") between the Seller and NMAC providing for such purchase on or before the date of issuance of the Certificates.

                         The Class A Certificates will evidence in the aggre-
                          gate an undivided ownership interest of 87% (the "Class A Percentage") of the Trust (initially repre-senting $755,564,579) and the Class B Certificates will evidence in the aggregate an undivided owner-ship interest of 13% (the "Class B Percentage") of the Trust (initially representing $112,900,454.86). The Class B Certificates are subordinated to the Class A Certificates to the extent described herein. The Class B Certificates are not being offered hereby and initially will be retained by the Seller. The Class B Certificates may be transferred in ac-cordance with the terms of the Agreement.

REGISTRATION OF THE
CLASS A  CERTIFICATES..
                         The Class A Certificates initially will be repre-
                          sented by one or more Class A Certificates regis-tered in the name of Cede & Co. ("Cede"), as the nominee of The Depository Trust Company ("DTC"). No person acquiring an interest in the Class A Certifi-cates (a "Class A Certificate Owner") will be enti-tled to receive a definitive certificate represent-ing such person's interest, except in the event that Definitive Certificates (as defined herein) are is-sued under the limited circumstances described here-in. All references herein to Class A Certificateholders shall reflect the rights of Class A Certificate Owners, as such rights may be exer-cised through DTC and its Participants (as defined herein), except as otherwise specified herein. See "The Certificates--Definitive Certificates."

PASS-THROUGH RATE......    % per annum.

INTEREST...............  On each Distribution Date, the Trustee shall pass through and distribute pro rata to the holders of record of Class A Certificates (the "Class A Certificateholders") as of the fourteenth day of the current calendar month or, if Definitive Certifi-cates are issued, the last day of the related Col-lection Period (the "Record Date"), interest at one-twelfth of the Pass-Through Rate, calculated on the basis of a 360-day year consisting of twelve 30-day months, on the Class A Certificate Balance (as de-fined herein) as of the last day of the related Col-lection Period (as defined herein) generally to the extent of funds available from (i) Available Inter-est (as Available Interest has been reduced by reim-bursing the Servicer for any outstanding Advances and paying the Servicing Fee); (ii) the Subordina-tion Spread Account; and (iii) the Class B Percent-age of Available Principal. The "Class A Certificate Balance" shall equal, initially, the Class A Per-centage of the Pool Balance as of the Cutoff Date and thereafter shall equal the initial Class A Cer-tificate Balance reduced by all principal distribu-tions on the Class A Certificates.

PRINCIPAL..............  On each Distribution Date, the Trustee shall pass through and distribute pro rata to Class A
                          Certificateholders as of the related Record Date the Class A Percentage of all collections on the Receiv-ables allocable to principal. Such principal, gener-ally to the extent of funds available from (i) Available Principal (as Available Principal has been reduced as described above with respect to interest distributions to the Class A Certificateholders);
                          (ii) the Subordination Spread Account; and (iii) Available Interest (as Available Interest has been reduced by reimbursing the Servicer for any out-standing Advances and paying the Servicing Fee and from making interest distributions to the Class A Certificateholders), will be passed through on each Distribution Date to the Class A Certificateholders in an amount equal to the Class A Percentage of: (a) the principal portion of all payments received dur-ing the related Collection Period, including prepay-ments of principal; (b) the principal balance of each Receivable that was purchased by the Servicer or repurchased by the Seller, in each case, under an obligation that arose during the related Collection Period; and (c) the principal balance of each Re-ceivable liquidated by the Servicer during the re-lated Collection Period. A "Collection Period" with respect to a Distribution Date will be the calendar month preceding the month in which such Distribution Date occurs, or, in the case of the initial Distri-bution Date, the period from the Cutoff Date through the last day of the calendar month preceding the month in which the initial Distribution Date occurs.

SUBORDINATION..........  The rights of the holders of record of the Class B
                          Certificates (the "Class B Certificateholders" and, together with the Class A Certificateholders, the "Certificateholders") to receive distributions to which they would otherwise be entitled with respect to the Receivables will be subordinated to the rights of the Class A Certificateholders, as more fully described under "The Certificates--Subordina-tion of the Class B Certificates; Subordination Spread Account." The Class B Certificateholders will not receive any distributions of interest or princi-pal with respect to a Distribution Date until the full amount of interest and principal on the Class A Certificates relating to such Distribution Date has been distributed to the Class A Certificateholders. This subordination is intended to enhance the like-lihood of timely receipt by Class A Certificateholders of the full amount of interest and principal required to be distributed to them, and to afford such Class A Certificateholders lim-ited protection against losses in respect of the Re-ceivables.

                         The protection afforded to the Class A
                          Certificateholders by the subordination feature described above will be effected by the preferential right of the Class A Certificateholders to receive current distributions from collections on or in respect of the Receivables to the extent described herein. In addition, the Class A Certificateholders will have the benefit of a segregated trust account held by the Trustee for their exclusive benefit (the "Subordination Spread Account"), as described below.

SUBORDINATION SPREAD
 ACCOUNT...............

                         The Subordination Spread Account will be created pur-
                          suant to a Custody and Pledge Agreement dated as of October 1, 1997 (the "Custody and Pledge Agreement") between the Seller and The Fuji Bank and Trust Com-pany, as custodian for the benefit of the Class A Certificateholders, and will be funded with an ini-tial deposit by the Seller of cash or Eligible In-vestments maturing on or prior to the initial Dis-tribution Date and having a value of $8,684,650.34 (the "Subordination Initial Deposit"). The Subordi-nation Initial Deposit thereafter will be augmented by the deposit in the Subordination Spread Account of all amounts otherwise distributable to the Class B Certificateholders and all Excess Amounts other-wise distributable to the Seller until the amount in the Subordination Spread Account reaches an amount equal to the Specified Subordination Spread Account Balance. "Excess Amounts" in respect of a Distribu-tion Date will be all interest collections on or in respect of the Receivables on deposit in the Certif-icate Account in respect of such Distribution Date, after the Servicer has been reimbursed for any out-standing Advances and has been paid the Servicing Fee (including any unpaid Servicing Fees with re-spect to one or more prior Collection Periods) and after giving effect to all distributions of interest and principal required to be made to the Class A and Class B Certificateholders on such Distribution Date. Thereafter, amounts otherwise distributable to the Class B Certificateholders and Excess Amounts otherwise distributable to the Seller will be depos-ited in the Subordination Spread Account to the ex-tent necessary to maintain the amount in the Subor-dination Spread Account at an amount equal to the Specified Subordination Spread Account Balance. On each Distribution Date, funds will be withdrawn from the Subordination Spread Account as described herein for distribution to the Class A Certificateholders to cover any shortfalls in the amount of interest and principal required to be distributed to them. The "Specified Subordination Spread Account Balance" with respect to any Distribution Date will be equal to $13,026,975.51 except that in the event that on any Distribution Date (i) the annualized average for the preceding three Collection Periods of the per-centage equivalents of the ratios of net losses (i.e., the net balances of all Receivables which are determined to be uncollectible in the Collection Pe-riod, less any Liquidation Proceeds with respect to such net balances from that or prior Collection Pe-riods) to the Pool Balance as of the first day of each such Collection Period exceeds 2.5% or (ii) the average for the preceding three Collection Periods of the percentage equivalents of the ratios of the number of Receivables that are delinquent 60 days or more to the outstanding number of Receivables ex-ceeds 2.0%, then the Specified Subordination Spread Account Balance for such Distribution Date (and for each succeeding Distribution Date until the relevant averages have not exceeded the specified percentages in clauses (i) and (ii) above for three successive Distribution Dates) shall be a dollar amount equal to (x) 22% of the Pool Balance as of the first day of the related Collection Period minus (y) the ex-cess of the Pool Balance over the Class A Certifi-cate Balance both as of the first day of such Col-lection Period, but in no event shall the Specified Subordination Spread Account Balance be more than $86,846,503.39, or less than $13,026,975.51. On any
                          Distribution Date on which the aggregate balance of the Class A Certificates is $113,334,686.85 or less, after giving effect to the distributions on such Distribution Date, the Specified Subordination Spread Account Balance shall be the greater of the balance described above or $21,711,625.85. The Sub-ordination Spread Account will be maintained as a segregated account with The Fuji Bank and Trust Com-pany and will not be part of the Trust.

                         The Seller may, from time to time after the date of
                          this Prospectus, request each rating agency then rating the Class A Certificates to approve a different formula for determining the Specified Subordination Spread Account Balance or a change in the manner by which the Subordination Spread Account is funded, if such new formula or manner would not affect the then-current rating of the Class A Certificates. See "The Certificates--Subordination of the Class B Certificates; Subordination Spread Account."

                         On each Distribution Date, after giving effect to all
                          distributions made on such Distribution Date, any amounts in the Subordination Spread Account in excess of the Specified Subordination Spread Account Balance will be distributed as described under "The Certificates--Subordination of the Class B Certificates; Subordination Spread Account" and, upon such distribution, the Class A Certificateholders will have no further rights in, or claims to, such amounts.

YIELD SUPPLEMENT
 RESERVE ACCOUNT AND
 YIELD SUPPLEMENT
 AGREEMENT.............
                         In order to maintain the rating of the Class A
                          Certificates at the initial level, a segregated trust account will be established by the Seller and pledged to and maintained by the Class A Agent for the benefit of the Class A Certificateholders (the "Yield Supplement Reserve Account"). Pursuant to the Agreement, on each Distribution Date, to the extent funds are available, the Class A Agent will withdraw from the Yield Supplement Reserve Account and deposit in the Certificate Account an amount equal to the Yield Supplement Amount. The "Yield Supplement Amount" is an amount (if positive) calculated by the Servicer, which is the amount with respect to each Receivable (other than a Liquidated Receivable, after the Collection Period in which such Receivable became a Liquidated Receivable), for any Collection Period, equal to one-twelfth times
                          (i) interest calculated at a rate equal to the sum of the Pass-Through Rate and 1.00% (the "Servicing Rate"), minus (ii) interest at such Receivable's APR, in each case on such Receivable's principal balance as of the first day of the Collection Period.

                         The initial amount of the Yield Supplement Reserve
                          Account will be $       (the "Initial Yield
                          Supplement Reserve Amount"). The amount required to be on deposit in the Yield Supplement Reserve Account (the "Required Yield Supplement Reserve Amount") will be equal to the lesser of (i) the maximum aggregate Yield Supplement Amounts that will become due under the Yield Supplement Agreement, assuming that payments on the Receivables are made on their scheduled due dates and that no Receivable becomes a Prepaid Receivable, or (ii) the Initial Yield Supplement Reserve Amount. To the extent that amounts on deposit in the Yield Supplement Reserve Account exceed the Required Yield Supplement Reserve Amount, the excess will be released to the Seller. The Yield Supplement Reserve Account will be maintained by the Class A Agent for the benefit of the Class A Certificateholders and will not be part of the Trust. See "The Certificates--Yield Supplement Reserve Account and Yield Supplement Agreement." A "Prepaid Receivable" is a Receivable which during a Collection Period is prepaid in full or accelerated under certain circumstances, or with respect to which the related Financed Vehicle is repossessed or becomes a total loss.

                         The Seller will enter into a yield supplement agree-
                          ment (the "Yield Supplement Agreement") with the Class A Agent and the Servicer, and the Seller will assign the Yield Supplement Agreement to the Trust. The Seller has no obligation to further fund the Yield Supplement Reserve Account after the deposit of the Initial Yield Supplement Reserve Amount. See "The Certificates--Yield Supplement Reserve Account and Yield Supplement Agreement."

DISTRIBUTION DATE......  The 15th day of each month (or if such 15th day is not a business day, the next following business
                          day).

ADVANCES...............  The Servicer will advance each month to the Trust, in respect of each Receivable, an amount equal to the product of the principal balance of the Receivable as of the first day of the related Collection Period and one-twelfth of its APR minus the amount of in-terest actually received on the Receivable with re-spect to such Collection Period (an "Advance"). The Servicer will not be required to make any Advance (other than an Advance of an interest shortfall arising from a Prepaid Receivable) to the extent that it does not expect to recoup the Advance from subsequent collections or recoveries. No advances of principal will be made with respect to the Receiv-ables. See "The Certificates--Advances." The Servicer will be reimbursed for Advances from col-lections of interest on the Receivables prior to distribution of any Available Interest to Certificateholders. See "The Certificates--Distribu-tions on Certificates."

REPURCHASES OF CERTAIN
 RECEIVABLES...........
                         The Seller will be obligated to repurchase any Re-
                          ceivable if the interest of the Trust therein is ma-terially adversely affected by a breach of any rep-resentation or warranty made by the Seller with respect to such Receivable if the breach has not been cured by the last day of the second month fol-lowing the discovery by or notice to the Seller of the breach. NMAC will be obligated to repurchase such Receivable from the Seller pursuant to the Pur-chase Agreement contemporaneously with the Seller's repurchase from the Trust. See "The Certificates-- Sale and Assignment of Receivables."

SERVICER FEE...........  The Servicer will receive each month a fee for ser-
                          vicing the Receivables (the "Servicing Fee"). The monthly Servicing Fee shall be one-twelfth of 1.00% of the Pool Balance as of the first day of the re-lated Collection Period. The Servicer shall also re-ceive any late, prepayment and other administrative fees and expenses collected during such month plus reinvestment proceeds on any payments received in respect of the Receivables (the "Supplemental Ser-vicing Fee" and together with the Servicing Fee, the "Servicer Fee"). See "The Certificates--Servicing Compensation."

OPTIONAL PURCHASE......  The Servicer may purchase all of the Receivables as of the last day of any month on or after which the aggregate principal balance of the Receivables (af-ter giving effect to the current calendar month's collections) declines below 10% of the aggregate face amount of the original Pool Balance. The pur-chase price will be equal to the aggregate Purchase Amounts, and will be distributed to Certificateholders on the next following Distribu-tion Date. See "The Certificates--Termination."

TRUSTEE................
                         The Fuji Bank and Trust Company.

CLASS A AGENT..........  The Fuji Bank and Trust Company.

TAX STATUS.............  The Trust will be characterized as a grantor trust for federal income tax purposes and will not be sub-ject to federal income tax. Class A Certificate Own-ers must report their respective allocable shares of all income earned on the Trust assets, and, subject to certain limitations, individuals, estates and trusts may deduct their respective allocable shares of reasonable servicing and other fees. See "Federal Income Tax Consequences--Classification of the Trust." Individuals should consult their own tax ad-visors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Class A Certificates. Pro-spective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "Service") with respect to any of the federal income tax consequences discussed herein, and no assurance can be given that the Service will not take contrary positions. See "Federal Income Tax Consequences."

                         The exact characterization for federal income tax
                          purposes of the payments received with respect to the Yield Supplement Agreement is not clear. Argua-bly, the arrangement set forth in the Yield Supple-ment Agreement should be treated as a loan made by the Class A Certificate Owners to the Seller in an amount equal to the discounted present value of the Yield Supplement Amounts, if any, which are expected to be received, resulting in original issue discount to the Class A Certificate

                          Owners for the amount of the discount. Alternative-ly, it is possible that the entire amount of Yield Supplement Amounts should be included in income as accrued or received and not treated as interest and that the Class A Certificate Owners should also be entitled to amortize the portion of the purchase price allocable to their right to receive Yield Sup-plement Amounts, possibly on a straight-line basis over the term of the Class A Certificates. See "Fed-eral Income Tax Consequences--Payments Under the Yield Supplement Agreement." In such latter case, such payments may not constitute "portfolio inter-est." See "Federal Income Tax Consequences--Foreign Class A Certificate Owners."

ERISA CONSIDERATIONS...  As described herein, the Class A Certificates may, in general, be purchased by employee benefit plans that are subject to the Employee Retirement Income Secu-rity Act of 1974, as amended ("ERISA"), subject to certain conditions. See "ERISA Considerations."

RATING.................  As a condition of issuance, the Class A Certificates will be rated in the highest rating category by at least one nationally recognized rating agency (each such agency, a "Rating Agency"). There is no assur-ance that a rating will not be lowered or withdrawn by a Rating Agency based on a change in circum-stances deemed by such Rating Agency to adversely affect the Class A Certificates. See "Rating of the Class A Certificates."

                                 RISK FACTORS

Prospective investors in the Class A Certificates should consider the follow-ing risk factors in connection with the purchase of the Class A Certificates.

LIMITED ASSETS

The Trust will not have, nor is it permitted or expected to have, any signifi-cant assets or sources of funds other than the Receivables and the Subordina-tion Spread Account. The Certificates represent interests solely in the Trust and are not obligations of, and will not be insured or guaranteed by, the Seller, the Servicer or any of their respective affiliates, or the Trustee or any other person or entity. Holders of the Class A Certificates must rely for repayment upon payments on the Receivables and, if and to the extent avail-able, amounts on deposit in the Subordination Spread Account. Similarly, al-though funds in the Subordination Spread Account will be available on each Distribution Date to cover shortfalls in distributions of interest and princi-pal on the Class A Certificates, amounts to be deposited in the Subordination Spread Account are limited in amount, and if the Subordination Spread Account is exhausted, the Trust will depend solely on current distributions on the Re-ceivables to make payments on the Certificates. On any Distribution Date when the amount on deposit in the Subordination Spread Account exceeds the Speci-fied Subordination Spread Account Balance, the amount of such excess will not be available to the Class A Certificateholders on any subsequent Distribution Date. See "The Certificates-Subordination of the Class B Certificates; Subor-dination Spread Account." In limited circumstances, the Trust will also have access to funds in the Yield Supplement Reserve Account. See "The Certifi-cates-Yield Supplement Reserve Account and Yield Supplement Agreements."

PREPAYMENT CONSIDERATIONS

The weighted average lives of the Class A Certificates will be reduced by full or partial prepayments on the Receivables. The Receivables are prepayable at any time without penalty. Prepayments may result from payments by or on behalf of the related Obligors, the receipt of proceeds from physical damage or credit life and/or credit disability insurance, repurchases by NMAC or the Seller as a result of certain uncured breaches of representations and warran-ties made with respect to the Receivables and purchases by the Servicer as a result of certain uncured breaches of the covenants made by it with respect to the servicing of the Receivables. See "The Receivables--Maturity and Prepay-ment Considerations." Prepayments can also result from the liquidation of ve-hicles and the Receivables. NMAC's retail loss experience with respect to its total portfolio of receivables serviced for itself and third parties in the year ended March 31, 1997 is higher than in previous years due to an effort to finance a broader credit range of customers to support the sale of Nissan and Infiniti vehicles and a general increase in personal bankruptcy filings. If the Trust experiences high levels of losses on the Receivables, correspond-ingly high levels of liquidations and prepayments may result. Such prepayments could shorten the weighted average life of the Class A Certificates.

The Seller maintains only limited records regarding prepayment rates and is not aware of publicly available industry statistics that set forth principal prepayment experience for retail installment sales contracts similar to the Receivables. The Seller can make no prediction as to the actual prepayment rates that will be experienced on the Receivables. The Seller, however, be-lieves that the actual rate of prepayments will result in the weighted average life of the Receivables, and therefore of the Class A Certificates, being shorter than the period from the Closing Date to the Final Scheduled Maturity Date.

Substantially all reinvestment risks (which will vary from investor to invest-or, but which may include the risk that principal payments will have to be re-invested at a lower yield) resulting from a faster or slower incidence of pre-payment of Receivables will be borne by the Certificateholders.

SECURITY INTEREST IN FINANCED VEHICLES

Because of the administrative burden and expense that would be entailed in do-ing so, the certificates of title for the Financed Vehicles, which will name NMAC as secured party, will not be amended or reissued to reflect the assign-ment of the security interests in the Financed Vehicles by NMAC to the Seller or by the Seller to the Trust. In most states, as against creditors of the re-lated obligor, such assignment is an effective conveyance of such security in-terest. In the absence of fraud or forgery by the related Obligor (as herein defined) or administrative error by state or local recording officials, the notation of the lien of NMAC on the certificates of title and NMAC's posses-sion of the certificates of title (for purposes of servicing the Receivables) should be sufficient to protect the

Trust against the rights of subsequent purchasers of the related Financed Vehi-cles and subsequent lenders who take security interests in the related Financed Vehicles. If there are any Financed Vehicles as to which NMAC failed to obtain perfected security interests, such security interests would be subordinate to, among others, subsequent purchasers of such Financed Vehicles and holders of perfected security interests in such Financed Vehicles. In addition, because neither the Trust nor the Trustee will be listed as legal owner on the certifi-cates of title to the Financed Vehicles, the security interests in the Financed Vehicles could be defeated through fraud, forgery or negligence. See "Certain Legal Aspects of the Receivables--Security Interest in Financed Vehicles."

CONSUMER PROTECTION LAWS

The Receivables are subject to federal and state consumer protection laws which impose requirements with respect to the making, transfer, acquisition, enforce-ment and collection of consumer loans. Such laws, as well as any new laws or rules which may be adopted, may adversely affect the Servicer's ability to col-lect on the Receivables. In addition, failure by the Seller to have complied, or the Servicer to comply, with such requirements could adversely affect the enforceability of the Receivables. Each of NMAC and the Seller will make repre-sentations and warranties relating to the validity and enforceability of the Receivables and their compliance with applicable law in connection with their performance of the transactions contemplated by the Purchase Agreement and the Agreement. Pursuant to the Purchase Agreement and the Agreement, if the Trust's interest in a Receivable is materially and adversely affected by the failure of such Receivable to comply with applicable requirements of consumer protection law, such representation or warranty is not complied with and such noncompli-ance continues beyond the applicable cure period, the Receivables affected thereby will be repurchased by NMAC or the Seller under the Purchase Agreement and Agreement, respectively. See "Certain Legal Aspects of the Receivables-- Consumer Protection Laws."

CREDIT ENHANCEMENT

Credit enhancement with respect to the Class A Certificates will be provided by the subordination of the Class B Certificates and the funds in the Subordina-tion Spread Account. These funds consist of the amounts (both principal and in-terest) otherwise distributable to holders of the Class B Certificates that are required under the Agreement to be deposited in the Subordination Spread Ac-count. The amount available for distribution to the Certificateholders on any Distribution Date and the time necessary for the Sub-ordination Spread Account to reach the specified Subordination Spread Account Balance after the Closing Date will be affected by the delinquency, net loss, repossession and prepayment experience of the Receivables and, therefore, can-not be accurately predicted. In addition, the amount required to be on deposit in the Subordination Spread Account with respect to any Distribution Date will be limited to the Specified Subordination Spread Account Balance for such Dis-tribution Date.

CERTAIN LEGAL ASPECTS--BANKRUPTCY CONSIDERATIONS

The Seller will warrant to the Trust in the Agreement that the sale of the Re-ceivables by the Seller to the Trust is a valid sale of the Receivables to the Trust. Notwithstanding the foregoing, if the Seller were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables to the Trust should instead be treated as a pledge of such Receivables to secure a borrowing of such debtor, delays in payments of collections of Receivables to the related security holders could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amounts of such pay-ments could result. If the transfer of Receivables to the Trust is treated as a pledge instead of a sale, a tax or government lien on the property of the Seller arising before the transfer of a Receivable to the Trust may have prior-ity over the Trust's interest in such Receivable. If the transactions contem-plated herein are treated as a sale, the Receivables would not be part of the Seller's bankruptcy estate and would not be available to the Seller's credi-tors. See "Certain Legal Aspects of the Receivables--Certain Bankruptcy Consid-erations."

The Agreement will provide that the Servicer may retain all payments on or in respect of the Receivables received from Obligors and all proceeds of Receiv-ables collected during each Collection Period without segregation in its own accounts until deposited in the Collection Account (as defined below) on the business day prior to the related Distribution Date unless and until (i) NMAC ceases to be the Servicer, (ii) an Event of Default exists and is continuing or
(iii) the short-term unsecured debt of NMAC ceases to be rated at least P-1 by Moody's and A-1 by S&P, and alternative arrangements acceptable to the Rating Agencies are not made. The Servicer does not currently have the rating referred to in clause (iii). As a result, following execution of the Agreement, the Servicer will be required to deposit all such payments and proceeds into the Collection Account not later than one Business

Day after receipt. Pending deposit into the Collection Account, collections on the related Receivables will not be segregated from funds of the Servicer. If the Servicer were to become a debtor in a bankruptcy case or were otherwise un-able to remit such funds, the Class A Certificateholders might incur a delay in the distribution or a loss of funds.

LIMITED LIQUIDITY

There is currently no secondary market for the Class A Certificates. The Under-writers currently intend to make a market in the Class A Certificates, but they are under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop with respect to the Class A Certificates, that it will provide the Class A Certificateholders with liquidity of investment or that it will continue for the life of the Class A Certificates.

UNCERTAINTY OF FEDERAL INCOME TAX CONSEQUENCES OF YIELD SUPPLEMENT AGREEMENT

Tax counsel is unable to opine as to the Federal income tax consequences of the Yield Supplement Agreement. See "Federal Income Tax Consequences--Payments Un-der the Yield Supplement Agreement."

                             FORMATION OF THE TRUST

The Seller will establish the Trust by selling and assigning the Trust proper-ty, as described below, to the Trustee in exchange for the Certificates. The Servicer will service the Receivables pursuant to the Agreement and will be compensated for acting as the Servicer. See "The Certificates--Servicing Com-pensation." To facilitate servicing and to minimize administrative burden and expense, the Servicer will retain physical possession of the Receivables and documents relating thereto as custodian for the Trustee. Due to the administra-tive burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the assignment of the security interest in the Financed Vehicles to the Trustee. In the absence of such amendment, the Trustee may not have a perfected security interest in the Financed Vehicles in all states. See "Certain Legal Aspects of the Receivables--Security Interests in the Financed Vehicles." The Trustee will not be responsible for the legality, validity or enforceability of any security interest in any Financed Vehicle.

If the protection provided to the Class A Certificateholders by the subordina-tion of the Class B Certificates and by the Subordination Spread Account is in-sufficient, the Class A Certificateholders would have to look solely to the Ob-ligors (as defined below) on the Receivables, the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables and the proceeds from Dealer Recourse (as defined below). In such event, cer-tain factors, such as the Trustee's not having perfected security interests in the Financed Vehicles in all states, may affect the Trust's ability to repos-sess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Certificateholders. See "The Certificates--Subor-dination of the Class B Certificates; Subordination Spread Account" and "Cer-tain Legal Aspects of the Receivables."

                             PROPERTY OF THE TRUST

Each Certificate represents a fractional undivided interest in the Trust. The property of the Trust will consist of a pool of retail installment sale con-tracts originated on or after September 12, 1992, between Nissan and Infiniti dealers (the "Dealers") and retail purchasers (the "Obligors") secured by new and used automobiles and light trucks and all principal and interest payments made on or after the Cutoff Date and certain other property. In some states, a "demonstration" vehicle is not titled so that vehicles used as demonstration vehicles in such states may be classified as new vehicles. The Receivables were originated by Dealers in accordance with NMAC's requirements under agreements with Dealers governing the assignment of the Receivables to NMAC. The Receiv-ables have been so assigned and evidence the indirect financing made available by NMAC to the Obligors. On or prior to the issuance of the Certificates, the Receivables will be sold to the Seller by NMAC, but will be serviced by NMAC. The property of the Trust also will include (i) such amounts as from time to time may be held in separate trust accounts (the "Collection Account" and the "Certificate Account") established and maintained pursuant to the Agreement;
(ii) security interests in the Financed Vehicles and any accessions thereto;
(iii) any Dealer Recourse; (iv) the right to proceeds of credit life and credit disability insurance covering the Financed Vehicles or Obligors; (v) the rights of the Seller under the Purchase Agreement, the Custody and Pledge Agreement and the Yield Supplement Agreement; (vi) certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the Receivables in effect as of the Cutoff Date; and (vii) any and all proceeds of the foregoing. The property of the Trust does not include amounts on deposit from time to time in the Yield Supplement Reserve Account or the Subordination Spread Account.

Additionally, pursuant to agreements between NMAC and the Dealers, the Dealers are obligated to repurchase Receivables from NMAC which do not meet certain representations made by the Dealers ("Dealer Recourse"). Such Dealer Recourse is limited to breaches of representations and warranties and is not related to credit losses on the Receivables. See "The Receivables."

                                THE RECEIVABLES

The Receivables were purchased by NMAC from Dealers in the ordinary course of business in accordance with NMAC's underwriting standards. The Receivables were selected from NMAC's portfolio by several criteria, including the following: each Receivable (i) was originated in the United States, (ii) has a contractual Annual Percentage Rate ("APR") that equals or exceeds 5.00%, (iii) provides for level monthly payments which provide interest at the APR on a simple interest basis and fully amortize the amount financed over an original term to maturity no greater than 60 months, (iv) has a remaining term to maturity, as of the Cutoff Date, of not less than three months and not greater than 57 months, (v) had an original balance of not more than $50,000.00 and a remaining principal balance as of the Cutoff Date of not less than $298.74 nor more than $47,421.00, (vi) is not more than 30 days past due as of the Cutoff Date, (vii) is attributable to the purchase of a new or used automobile or light truck and is secured thereby, (viii) was originated on or after September 12, 1992, (ix) has been entered into by an Obligor that was not in bankruptcy proceedings (ac-cording to the records of NMAC) as of the Cutoff Date, (x) is secured by a Fi-nanced Vehicle that as of the Cutoff Date has not been repossessed (according to the records of NMAC), (xi) has not had forced-placed insurance premiums added to the amount financed, and (xii) has not been extended by more than two months. The Receivables are secured by Nissan, Infiniti and other vehicles. No selection procedures believed to be adverse to the Certificateholders were uti-lized in selecting the Receivables from qualifying retail installment sale con-tracts. Except as described in item (ii) above, the Receivables were not se-lected on the basis of their APRs.

The composition, geographical distribution and distribution by annual percent-age rate of the Receivables as of the Cutoff Date are as set forth in the fol-lowing tables.

                         COMPOSITION OF THE RECEIVABLES

  Aggregate Principal Balance............ $868,465,033.86
  Number of Receivables.................. 79,532
  Average Principal Balance.............. $10,919.69
  Average Original Amount Financed....... $15,214.80
   (Range)............................... $1,000.00 to $50,000.00
  Weighted Average APR................... 10.26%
   (Range)............................... 5.00% to 25.32%
  Approximate Weighted Average Original
   Term to Maturity...................... 57.19 months
   (Range)............................... 12 to 60 months
  Weighted Average Remaining Term to
   Maturity.............................. 40.81 months
   (Range)............................... 3 to 57 months
  Percentage by Principal Balance of
   Receivables of New and Used Vehicles.. 58.56% (New) and 41.44% (Used)
  Percentage by Principal Balance of
   Receivables Financed Through Nissan
   and Infiniti Dealers.................. 78.69% (Nissan) and 21.31% (Infiniti)

                         GEOGRAPHIC DISTRIBUTION OF THE
                                  RECEIVABLES

                                                                    ------------
                                                                PERCENTAGE OF
                                                             AGGREGATE PRINCIPAL
STATE(1)(2)                                                        BALANCE
-----------                                                  -------------------
Alaska......................................................         0.06%
Arizona.....................................................         3.71
Arkansas....................................................         1.54
California..................................................        13.93
Colorado....................................................         1.22
Connecticut.................................................         1.82
Delaware....................................................         0.32
Florida.....................................................         7.66
Georgia.....................................................         5.06
Idaho.......................................................         0.05
Illinois....................................................         4.77
Indiana.....................................................         0.79
Iowa........................................................         0.41
Kansas......................................................         0.77
Kentucky....................................................         0.01
Louisana....................................................         4.11
Maine.......................................................         0.12
Maryland....................................................         2.34
Massachusetts...............................................         2.18
Michigan....................................................         0.90
Minnesota...................................................         0.50
Mississippi.................................................         1.79
Missouri....................................................         1.53
Montana.....................................................         0.05
Nebraska....................................................         0.12
Nevada......................................................         1.14
New Hampshire...............................................         0.35
New Jersey..................................................         3.87
New Mexico..................................................         0.87
New York....................................................         6.41
North Carolina..............................................         4.42
North Dakota................................................         0.02
Ohio........................................................         1.23
Oklahoma....................................................         1.45
Oregon......................................................         0.88
Rhode Island................................................         0.52
South Carolina..............................................         2.17
South Dakota................................................         0.07
Tennessee...................................................         3.79
Texas.......................................................        12.25
Utah........................................................         0.46
Vermont.....................................................         0.19
Virginia....................................................         2.73
Washington..................................................         1.25
West Virginia...............................................         0.16
Wyoming.....................................................         0.01
                                                                   ------
 Total(3)...................................................       100.00%
                                                                   ======

-------
(1) Based on the addresses of the originating Dealers.
(2) Retail installment sale contracts originated in Alabama, Pennsylvania and Wisconsin have been excluded for administrative reasons.
(3) Percentages do not add to 100.00% due to rounding.

                    DISTRIBUTION BY APR OF THE RECEIVABLES

                                               ---------------------------------
                                                                  PERCENTAGE
                                    NUMBER OF     PRINCIPAL      OF AGGREGATE
APR RANGE (%)                      RECEIVABLES     BALANCE     PRINCIPAL BALANCE
-------------                      ----------- --------------- -----------------
 5.0 to  5.99.....................    6,719    $ 84,571,739.48        9.74%
 6.0 to  6.99.....................    2,049      19,891,508.77        2.29
 7.0 to  7.99.....................    6,549      79,126,450.82        9.11
 8.0 to  8.99.....................   16,172     187,702,001.51       21.61
 9.0 to  9.99.....................   12,407     139,347,949.50       16.05
10.0 to 10.99.....................    9,285      97,226,313.98       11.20
11.0 to 11.99.....................    6,677      68,992,371.97        7.94
12.0 to 12.99.....................    4,674      45,472,543.21        5.24
13.0 to 13.99.....................    3,364      35,735,940.29        4.11
14.0 to 14.99.....................    3,293      33,222,108.98        3.83
15.0 to 15.99.....................    2,398      19,812,390.89        2.28
16.0 to 16.99.....................    1,463      14,751,378.88        1.70
17.0 to 17.99.....................    2,110      21,142,716.63        2.43
18.0 to 18.99.....................    1,892      16,423,574.22        1.89
19.0 and above....................      480       5,046,044.73        0.58
                                     ------    ---------------      ------
Totals(1).........................   79,532    $868,465,033.86      100.00%
                                     ======    ===============      ======

-------
(1) Percentages do not add to 100.00% due to rounding.

MATURITY AND PREPAYMENT CONSIDERATIONS

All the Receivables are prepayable at any time. If prepayments are received on the Receivables, the actual weighted average life of the Receivables will be shorter than would otherwise be the case. (For this purpose the term "prepay-ments" includes prepayments in full, partial prepayments and liquidations due to default, as well as receipt of proceeds from credit life, credit disability and casualty insurance policies and certain other Receivables repurchased by the Seller or the Servicer.) Weighted average life means the average amount of time during which each dollar of principal on a receivable is outstanding.

The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor gener-ally may not sell or transfer a Financed Vehicle securing a Receivable without the consent of NMAC. NMAC believes that the actual rate of prepayments will result in a shorter weighted average life than would be the case in the ab-sence of such prepayments. Increases in the rate of prepayment will shorten the weighted average life of the Class A Certificates and decreases in the rate of prepayment will lengthen the weighted average life of the Class A Cer-tificates. Substantially all reinvestment risks (which will vary from investor to investor, but which may include the risk that principal payments will have to be reinvested at a lower yield) resulting from a faster or slower incidence of prepayment of Receivables will be borne by the Certificateholders. See also "The Certificates--Termination" regarding the Servicer's option to purchase the Receivables when the aggregate principal balance of the Receivables (the "Pool Balance") is less than 10% of the Pool Balance as of the Cutoff Date.

Interest on the Receivables will be passed through to Class A Certificateholders on each Distribution Date to the extent of the Pass-Through Rate, applied to the Class A Certificate Balance on the last day of the re-lated Collection Period from funds available from Available Interest (reduced by the amounts distributed to reimburse the Servicer for outstanding Advances and payment of Servicing Fees). In the event of prepayments on Receivables, Class A Certificateholders will receive an amount equal to thirty (30) days' interest on such Class A Certificate Balance to the extent that amounts, in-cluding amounts otherwise allocable to the Class B Certificates or the Seller, are available from Available Interest after payment of the Servicing Fee and reimbursement of outstanding Advances, and if such amounts are insufficient, the Class A Certificateholders will receive such excess first, from amounts on deposit in the Subordination Spread Account, and second, from the Class B Per-centage of Available Principal. If such amounts are insufficient, the amount of interest distributed to the Class A Certificateholders may be less than that described above. See "The Certificates--Distributions on Certificates." Although the Receivables have different APRs, disproportionate rates of pre-payments between Receivables with APRs greater than or less than a rate equal to the sum of the Pass-Through Rate and the Servicing Rate will gen-erally not affect the yield to Class A Certificateholders because the Seller has assigned to the Trust the Seller's rights under the Yield Supplement Agree-ment and rights to receive payments from the Yield Supplement Reserve Account. However, higher rates of prepayments of Receivables with higher APRs will de-crease the amount available to cover delinquencies and defaults on the Receiv-ables and may decrease the amount available to be deposited in the Subordina-tion Spread Account.

No prediction can be made as to the rate of prepayments on the Receivables in either stable or changing interest rate environments. NMAC maintains limited records of the historical prepayment experience of the retail installment sale contracts included in its portfolio and its experience with respect to the re-tail installment sale contracts now included in its portfolio is insufficient to draw any specific conclusions with respect to the expected rates of prepay-ments in full on the Receivables. NMAC is not aware of any publicly available statistics for the entire auto finance industry on an aggregate basis that set forth principal prepayment experience for retail installment sale contracts similar to the Receivables over an extended period of time.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

Set forth below is certain information concerning NMAC's experience with re-spect to its total portfolio of U.S. retail installment sale contracts for new and used automobiles and light trucks. The portfolio consists of retail in-stallment sale contracts in all fifty states, the District of Columbia and Guam. 89% of NMAC's total portfolio of U.S. retail installment sales contracts (excluding those with original maturities of 64 months or more) consists of new and used automobiles and light trucks financed through Nissan dealers, with the remaining 11% financed through Infiniti dealers.

There can be no assurance that the behavior of the Receivables will be compara-ble to NMAC's experience shown in the following tables.

                           DELINQUENCY EXPERIENCE(1)

                          -----------     ----------------------------------------------------------
                          AT SEPTEMBER
                               30,                              AT MARCH 31,
                          -----------     ----------------------------------------------------------
                             1997            1997        1996        1995        1994        1993
                          -----------     ----------  ----------  ----------  ----------  ----------
Number of Contracts Out-
 standing...............      317,584        317,238     274,807     226,684     239,592     295,708
Delinquencies as a
 Percent of Contracts
 Outstanding(2)
 30-59 Days.............         2.84%          3.10%       2.40%       2.10%       2.50%       2.44%
 60-89 Days.............         0.49%          0.49%       0.25%       0.15%       0.24%       0.23%
 90 Days or More........         0.11%          0.17%       0.05%       0.02%       0.24%       0.17%

                 NET CREDIT LOSS AND REPOSSESSION EXPERIENCE(1)
                             (DOLLARS IN THOUSANDS)


                          ----------------  -----------------------------------------------------------------
                           AT OR FOR SIX
                            MONTHS ENDED
                           SEPTEMBER 30,           AT OR FOR TWELVE MONTHS ENDED MARCH 31,
                          ----------------  ----------------------------------------------------------
                                1997           1997        1996        1995        1994        1993
                          ----------------  ----------  ----------  ----------  ----------  ----------
Principal Amount
 Outstanding............     $3,256,986     $3,276,423  $2,659,232  $1,921,100  $1,794,943  $2,313,616
Average Principal Amount
 Outstanding............     $3,262,020     $3,181,569  $2,308,058  $1,822,669  $2,029,439  $2,598,612
Number of Contracts
 Outstanding............        317,584        317,238     274,807     226,684     239,592     295,708
Average Number of
 Contracts Outstanding..        317,283        309,257     250,040     229,248     266,020     318,686
Charge-offs(3)..........     $   71,630     $  158,969  $   72,838  $   46,201  $   55,051  $   93,659
Recoveries(4)...........     $   20,384     $   31,874  $   20,489  $   16,465  $   21,785  $   30,014
Net Losses..............     $   51,246     $  127,095  $   52,349  $   29,736  $   33,266  $   63,645
Net Losses as a Percent
 of Principal Amount
 Outstanding............           3.15%(6)       3.88%       1.97%       1.55%       1.85%       2.75%
Number of
 Repossessions(5).......          7,751         17,569       9,841       8,530      12,834      18,407
Number of Repossessions
 as a Percent of the
 Average Number of
 Contracts Outstanding..           4.89%(6)       5.68%       3.94%       3.72%       4.82%       5.78%

-------

(1) The information in the Delinquency Experience and Net Credit Loss and Repossession Experience tables includes retail installment sale contracts for new and used automobiles and light trucks and includes contracts which NMAC has sold to third parties but continues to service; it does not include retail installment sale contracts purchased by NMAC under certain special financing programs. The information in the tables relates only to retail installment sales contracts with original terms of less than 64 months. The Trust does not include Receivables with original maturities of 64 months or greater. In general, NMAC has experienced higher overall levels of losses with respect to contracts with original maturities of 64 to 72 months than with respect to contracts with shorter original maturities. All amounts and percentages, except as indicated, are based on the principal balances of the contracts net of unearned finance and other charges. Averages are computed by taking a simple average of month end outstandings for each period presented.

(2) An account is considered delinquent if 20% or more of the scheduled payment is past due.

(3) Charge-offs represent the total aggregate net principal balance of contracts determined to be uncollectible in the period less proceeds from disposition of related vehicles, other than recoveries described in Note (4). Charge-offs do not include expenses associated with collection, repossession or disposition of the vehicle.

(4) Recoveries generally include amounts received on contracts following the time at which the contract is charged off. Recoveries do not include expenses associated with collection.

(5) The number of repossessions excludes accounts that have been subsequently reinstated.

(6) Annualized Rate. The six month period ending September 30, 1997 is not necessarily indicative of a full year's actual results.

NMAC's retail loss experience is dependent upon receivables levels, the number of repossessions, the amount outstanding at the time of repossession and the resale value of repossessed vehicles. The losses in the year ended March 31, 1997 are higher than in previous years due to an effort to finance a broader credit range of customers to support the sale of Nissan and Infiniti vehicles and a general increase in personal bankruptcy filings.

All of the Receivables are simple interest contracts. In general, as payments are received under a simple interest contract, interest accrued to date is paid first, the remaining amount of the payment is applied to principal until the principal balance is brought current and then the remaining payment is ap-plied to reduce any unpaid late charges or associated fees as provided in the Receivable and any excess then remaining will further reduce remaining princi-pal. Accordingly, if an Obligor pays the fixed monthly installment in advance of the due date, the portion of the payment allocable to interest for the pe-riod since the preceding payment will be less than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the principal balance will be correspondingly greater. Conversely, if the Ob-ligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for the period since the last payment will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the principal balance will be cor-respondingly smaller. Accordingly, the scheduled final monthly payment will be smaller or larger depending on the timing of prior payments.

UNDERWRITING OF MOTOR VEHICLE LOANS

NMAC purchases automobile and/or light duty truck retail installment sales contracts from approximately 1,149 Nissan and Infiniti Dealers located throughout the United States, including the District of Columbia, and in Guam. Underwriting of such retail installment sales contracts is performed by using standard underwriting procedures. The Receivables are originated by Dealers in accordance with NMAC's requirements under existing agreements with such Deal-ers and will be purchased in accordance with NMAC's underwriting procedures which emphasize, among other factors, the applicant's willingness and ability to pay and the value of the vehicle to be financed.

Applications received from Dealers must be signed by the applicant and must contain, among other information, the applicant's name, address, social secu-rity number, residential status, source and amount of monthly income and amount of monthly rent or mortgage payment. Upon receipt of the above informa-tion, NMAC obtains a credit report from an independent credit bureau reporting agency.

The credit decision is influenced by the applicant's credit score as obtained from a statistically derived empirical credit scoring process and other con-siderations. The credit scoring process considers credit bureau, application and contract information. Other considerations include ratios such as car pay-ment to income and total debt payments to total income, residential status, monthly mortgage or rent payment, bank accounts and other personal informa-tion. The final credit decision is made based upon the degree of credit risk perceived and the amount of credit requested.

NMAC uses risk-based pricing which includes a tiered system of interest rates and loan-to-value ratios representing the varying degrees of risk assigned to different ranges of credit risk. The less credit worthy (and the greater de-gree of risk assigned to) an Obligor, the higher will be the interest rate (and the lower will be the permissible loan-to-value ratio) assigned to such Obligor.

NMAC's retail contract requires that Obligors maintain specific levels and types of insurance coverage to protect the Financed Vehicle against loss. NMAC requires evidence of insurance coverage by Obligors at the time of origination of the Receivable, but performs no verification of continued coverage thereaf-ter. NMAC will not be obligated to make payments to the Trust with respect to any loss as to which third party insurance has not been maintained, except to the extent of its obligations under the Purchase Agreement.

SERVICING OF THE RECEIVABLES

NMAC considers a receivable to be past due when the Obligor fails to make a payment by the due date and delinquent when a payment is 15 days past due. Mail notices and telephone contacts requesting payment are initiated shortly thereafter. If the delinquent receivable cannot be brought current or com-pletely collected within 60 to 90 days, NMAC generally attempts to take action to repossess the vehicle. Repossessed vehicles are held in inventory to comply with any applicable statutory requirements for reinstatement and then are sold. Any deficiencies remaining after repossession and sale of the vehicle or after the full charge-off of the receivable are pursued by or on behalf of NMAC to the extent practicable and legally permitted. See "Certain Legal As-pects of the Receivables -- Deficiency Judgments and Excess Proceeds." Obli-gors are contacted and repayment schedules are established and monitored until the deficiencies are either paid in full or become impractical to pursue.

                      CLASS A CERTIFICATE AND POOL FACTORS

The "Class A Certificate Factor" is a seven-digit decimal which the Servicer will compute each month indicating the Class A Certificate Balance as of the close of business on the Distribution Date in that month as a fraction of the original Class A Certificate Balance. The Class A Certificate Factor will be
1.0000000 as of the Cutoff Date; thereafter, the Class A Certificate Factor will decline to reflect reductions in the Class A Certificate Balance. The amount of a Class A Certificateholder's pro rata share of the Class A Certifi-cate Balance can be determined by multiplying the original denomination of the holder's Certificate by the Class A Certificate Factor as of the close of busi-ness on the most recent Distribution Date. The Class A Certificate Factor will be made available through the Trustee.

The "Class A Pool Factor" is a seven-digit decimal figure which the Servicer will compute each month and will be calculated by dividing the Class A Certifi-cate Balance as of the close of business on the Distribution Date in that month by the Pool Balance as of the Cutoff Date.

Pursuant to the Agreement, the Servicer provides the Trustee with monthly re-ports concerning the payments received on the Receivables, the Class A Certifi-cate Balance, the Class A Certificate Factor, the Class A Pool Factor and vari-ous other items of information. Class A Certificate Owners may obtain copies of such monthly reports from the Trustee upon delivery of a written request to the Trustee. Class A Certificateholders of record during any calendar year will be furnished information by the Trustee for tax reporting purposes not later than the latest date permitted by law. See "The Certificates-- Statements to Class A Certificateholders."

                                USE OF PROCEEDS

The net proceeds to be received by the Seller from the sale of the Class A Cer-tificates (i.e., the proceeds of sale minus expenses related to the offering) will be applied to the purchase of the Receivables from NMAC.

                                   THE SELLER

The Seller, a wholly owned subsidiary of NMAC, was incorporated in the State of Delaware on August 5, 1991. The Seller was organized for limited purposes, which include purchasing receivables from NMAC and transferring such receiv-ables to third parties and any activities incidental to and necessary or conve-nient for the accomplishment of such purposes. The Seller's certificate of in-corporation limits the activities of the Seller to the foregoing purposes. The Seller has no substantial assets other than those related to this and similar transactions. The principal executive offices of the Seller are located at 990
W. 190th Street, Torrance, California 90502. The telephone number of such of-fices is (310) 719-8013.

                                  THE SERVICER

NMAC was incorporated in California in November 1981 and began operations in February 1982. It is a wholly owned subsidiary of NMC, the primary distributor of Nissan vehicles in the continental United States. NMC is an indirect wholly owned subsidiary of Nissan Motor Co., Ltd., a Japanese corporation ("Nissan"), which is a worldwide manufacturer and distributor of motor vehicles, industrial equipment and aerospace products.

NMAC offers indirect automotive consumer loan and lease financing and direct dealer financing, through (and to) approximately 1,097 Nissan and 52 Infiniti dealers in the United States. NMAC's underwriting, servicing and collection ac-tivities are conducted principally at a processing center in Dallas, Texas.

The mailing address of NMAC's executive offices is 990 W. 190th Street, Torrance, California 90502. The telephone number of such offices is (310) 719-8000.

                                THE CERTIFICATES

The Class A Certificates offered hereby will be issued pursuant to the Agree-ment. Copies of the Agreement (without exhibits) may be obtained by the Class A Certificateholders upon request in writing to the Servicer, at its address set forth above. Citations to the relevant sections of the Agreement appear below in parentheses. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement.

GENERAL

The Class A Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof and will be represented initially by physical certificates registered in the name of Cede as the nominee of DTC, ex-cept that, as described below under "The Certificates--Book-Entry Registra-tion," one Class A Certificate may be issued to the Seller in a denomination that includes any residual portion of the Class A Percentage of the original Pool Balance. No Class A Certificate Owner will be entitled to receive a cer-tificate representing such person's interest in the Class A Certificates, ex-cept as set forth below under "The Certificates--Definitive Certificates." Un-less and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Class A Certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distribu-tions, notices, reports and statements to Class A Certificateholders shall re-fer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Class A Certificates, as the case may be, for distri-bution to Class A Certificate Owners in accordance with DTC procedures. See "The Certificates-- Book-Entry Registration."

In general, it is intended that Class A Certificateholders receive, on each Distribution Date, the Class A Percentage of all payments of principal received on the Receivables made during or with respect to the preceding calendar month (the "Collection Period"), plus interest at the Pass-Through Rate on the Class A Certificate Balance as of the last day of the related Collection Period, cal-culated on the basis of a 360-day year consisting of twelve 30-day months, plus the Class A Percentage of the outstanding amount of each Receivable that became a Liquidated Receivable during such Collection Period. (Section 5.06.) See "The Certificates--Distributions on Certificates." If a scheduled payment is not made by or on behalf of the Obligor, the portion of interest included in such scheduled payment will be paid to the Class A Certificateholders out of amounts otherwise payable to the Class B Certificateholders. A prepayment of a Receiv-able may be made by or on behalf of an Obligor, by application of certain in-surance proceeds, as a result of a purchase of a Receivable made by the Seller or the Servicer or upon the repossession and liquidation of the respective Fi-nanced Vehicle or other enforcement measures taken with respect to a defaulted Receivable. See "The Certificates--Sale and Assignment of Receivables," and "-- Servicing Procedures."

The Certificates will evidence interests in the Trust created pursuant to the Agreement. The Class A Certificates will evidence in the aggregate an undivided ownership interest of 87% (the "Class A Percentage") of the principal amount of Receivables held by the Trust and the Class B Certificates will evidence in the aggregate an undivided ownership interest of 13% (the "Class B Percentage") thereof. The Class B Certificates, which are not being offered hereby, will be held initially by the Seller. The Class B Certificates may be transferred in accordance with the terms of the Agreement. (Sections 7.01, 7.02 and 7.03.)

BOOK-ENTRY REGISTRATION

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pur-suant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Partici-pants") and to facilitate the clearance and settlement of securities transac-tions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial rela-tionship with a Participant, either directly or indirectly ("Indirect Partici-pants").

Class A Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other in-terests in, Class A Certificates may do so only through Participants and Indi-rect Participants. In addition, Class A Certificate Owners will receive all distributions of principal and interest from the Trustee through DTC Partici-pants. Under a book-entry format, Class A Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Class A Certificate Owners. It is anticipated that the only "Class A Certificateholder" will be Cede, as nominee of DTC. Class A Certificate Owners will not be recognized by the Trustee as Class A Certificateholders, as such term is used in the Agreement, and Class A Certificate Owners will be permit-ted to exercise the rights of Class A Certificateholders only indirectly through DTC and its Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Class A Certificates among Participants on whose behalf it acts with respect to the Class A Certificates and to receive and transmit distributions of prin-cipal of, and interest on, the Class A Certificates. Participants and Indirect Participants with which Class A Certificate Owners have accounts with respect to the Class A Certificates similarly are required to make book-entry trans-fers and receive and transmit such payments on behalf of their respective Class A Certificate Owners. Accordingly, although Class A Certificate Owners will not possess Class A Certificates, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their inter-ests.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Class A Certifi-cate Owner to pledge Class A Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Class A Certificates, may be limited due to the lack of a physical certificate for such Class A Certificates.

DTC has advised the Seller that it will take any action permitted to be taken by a Class A Certificateholder under the Agreement only at the direction of one or more Participants to whose accounts with DTC the Class A Certificates are credited. Additionally, DTC has advised the Seller that it will take such actions with respect to specified percentages of the Class A Certificates only at the direction of and on behalf of Participants whose holdings include undi-vided interests that satisfy such specified percentages. DTC may take con-flicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such other undivided interests.

Neither the Seller nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Class A Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE CERTIFICATES

The Class A Certificates will be issued in fully registered, certificated form ("Definitive Certificates") to Class A Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Seller advises the Trustee in writing that DTC is no longer willing or able to discharge properly its re-sponsibilities as depository with respect to the Class A Certificates and the Seller is unable to locate a qualified successor, (ii) the Seller, at its op-tion, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default (as defined herein), Class A Certificate Owners representing not less than 51% of the Class A Certificate Balance ad-vise the Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Class A Cer-tificate Owners' best interest. (Section 7.10.)

Upon the occurrence of any event described in the immediately preceding para-graph, the Trustee will be required to notify all Class A Certificate Owners through Participants of the availability of Definitive Certificates. Upon sur-render by DTC of the definitive certificates representing the Class A Certifi-cates and receipt of instructions for re-registration, the Trustee will reis-sue the Class A Certificates as Definitive Certificates to Class A Certificate Owners.

Distributions of principal of, and interest on, the Class A Certificates will thereafter be made by the Trustee directly to holders of Definitive Certifi-cates in whose names the Definitive Certificates were registered at the close of business on the Record Date in accordance with the procedures set forth in the Agreement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee.

The final payment on any Class A Certificate, however (whether Definitive Cer-tificates or the Class A Certificates registered in the name of Cede or other-
wise), will be made only upon presentation and surrender of such Class A Cer-tificate at the office or agency specified in the notice of final distribution to Certificateholders.

Definitive Certificates will be transferable and exchangeable at the offices of the Trustee or of a certificate registrar named in a notice delivered to holders of Definitive Certificates. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in con-nection therewith.

SALE AND ASSIGNMENT OF RECEIVABLES

Prior to or at the time of issuance of the Class A Certificates, pursuant to a Purchase Agreement (the "Purchase Agreement"), NMAC will sell and assign to the Seller, without recourse, its entire interest in the Receivables, includ-ing its security interests in the Financed Vehicles. At the time of issuance of the Class A Certificates, the Seller will sell and assign to the Trustee, without recourse, the Seller's entire interest in the Receivables, including the security interests in the Financed Vehicles. Each Receivable will be iden-tified in a schedule to the Agreement, but the existence and characteristics thereof will not be verified by the Trustee. The Trustee will, concurrently with such sale and assignment, execute, authenticate and deliver the Certifi-cates to the Seller in exchange for the Receivables. (Section 7.02.) The Seller will sell the Class A Certificates to the Underwriters and will ini-tially retain the Class B Certificates. See "Underwriting."

In the Purchase Agreement, NMAC will represent and warrant to the Seller, and in the Agreement, the Seller will represent and warrant to the Trustee, among other things, that (i) the information provided with respect to the Receiv-ables is correct in all material respects; (ii) the Obligor on each Receivable is required to maintain physical damage insurance in accordance with NMAC's normal requirements; (iii) at the date of issuance of the Certificates, the Receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims against it have been asserted or threatened; (iv) at the date of issuance of the Certificates, each of the Receivables is or will be secured by a first priority perfected secu-rity interest in the Financed Vehicle in favor of NMAC; and (v) each Receiv-able, at the time it was originated, complied, and at the date of issuance of the Certificates, complies in all material respects with applicable federal and state laws, including consumer credit, truth in lending, equal credit op-portunity and disclosure laws. As of the last day of the second (or, if the Seller elects, the first) month following the discovery by or notice to the Seller of a breach of any representation or warranty of the Seller which mate-rially and adversely affects the interests of the Certifi- cateholders in a Receivable (the initial determination of a material adverse effect generally being made by the Servicer), the Seller, unless it cures the breach, will pur-chase such Receivable from the Trustee, and NMAC will purchase such Receivable from the Seller, at a price equal to the amount required to be paid by the re-lated Obligor to prepay the Receivable (including interest accrued thereon, through the due date for the Obligor's payment in such Collection Period, at the APR), after giving effect to the receipt of any monies collected (from whatever source) on such Receivable, if any (such price, the "Purchase Amount"). The obligation of the Seller to repurchase a Receivable is not con-ditioned on performance by NMAC of its obligation to repurchase a Receivable. The purchase obligation will constitute the sole remedy available to the Certificateholders or the Trustee for any such uncured breach (other than rem-edies that may be available under federal securities laws or other laws). (Sections 7.01 and 7.02.)

Pursuant to the Agreement, the Servicer will service and administer the Re-ceivables. The Agreement will also designate the Servicer as custodian to maintain possession as the Trustee's agent of the retail installment sale con-tracts and any other documents relating to the Receivables. (Section 3.03.) To assure uniform quality in servicing both the Receivables and the Servicer's own portfolio of receivables, as well as to facilitate servicing and save ad-ministrative costs, the documents will not be physically segregated from other similar documents that are in the Servicer's possession or otherwise stamped or marked to reflect the transfer to the Trust so long as NMAC is servicing the Receivables. However, Uniform Commercial Code financing statements re-flecting the sale and assignment of the Receivables by NMAC to the Seller and by the Seller to the Trustee will be filed, and the Servicer's accounting rec-ords and computer systems will reflect such sale and assignment. Because the Receivables will remain in the Servicer's possession and will not be stamped or otherwise marked to reflect the assignment to the Trustee, if a subsequent purchaser were able to take physical possession of the Receivables without knowledge of the assignment, the Trustee's interest in the Receivables could be defeated. In such event, distributions to Certificateholders may be ad-versely affected. In addition, under certain circumstances the Trustee's secu-rity inter-est in collections that have been received by the Servicer but not yet remitted to the Collection Account could be defeated. See "Certain Legal Aspects of the Receivables -- Security Interests in the Financed Vehicles."

ACCOUNTS

The Servicer will establish two segregated trust accounts in the name of the Trustee on behalf of the Certificateholders, the first into which certain pay-ments made on or with respect to the Receivables will be deposited (the "Col-lection Account"), and the second from which all distributions with respect to the Receivables and the Certificates will be made (the "Certificate Account"). The Collection Account and the Certificate Account each shall be maintained with the Trustee so long as (i) the Trustee's short-term unsecured debt obliga-tions have a rating of P-1 by Moody's Investors Service, Inc. and a rating of A-1+ by Standard & Poor's Ratings Services (the "Required Deposit Rating") or
(ii) such account is maintained in a segregated trust account in the trust de-partment of the Trustee. If the short-term unsecured debt obligations of the Trustee do not have the Required Deposit Rating, the Servicer shall, with the Trustee's assistance as necessary, cause the Collection Account and the Certif-icate Account to be moved to a bank whose short-term unsecured debt obligations have such a rating or moved to the trust department of the Trustee. The Collec-tion Account and the Certificate Account shall initially be maintained in the trust department of the Trustee. (Section 5.01.)

ELIGIBLE INVESTMENTS

Funds in the Collection Account and the Certificate Account will be invested in Eligible Investments at the direction of or by the Servicer and funds in the Yield Supplement Reserve Account and the Subordination Spread Account (collec-tively with the Collection Account and the Certificate Account, the "Accounts") will be invested in Eligible Investments at the direction of NMAC, each as pro-vided in the Agreement. "Eligible Investments" are limited to investments ac-ceptable to the rating agencies then rating the Class A Certificates as being consistent with the then-current rating of the Class A Certificates (including obligations of the Servicer and its affiliates, to the extent consistent with such rating). Examples of Eligible Investments as of the consummation of this offering include obligations which are guaranteed as to timely payment of prin-cipal and interest by the United States, certificates of deposit of federal or state banks and commercial paper and money market funds, that at the date of investment, have the highest rating issuable by the rating agencies then rating the Class A Certificates. Eligible Investments with respect to monies in the Collection Account and the Certificate Account are limited to obligations or securities that mature not later than the next Distribution Date. If permitted by the rating agencies then rating the Class A Certificates, however, monies on deposit in the Yield Supplement Reserve Account and the Subordination Spread Account may be invested in obligations or securities that mature later than the next Distribution Date. Any earnings (net of losses and investment expenses) on amounts on deposit in the Accounts will be paid to the Seller or NMAC as pro-vided in the Agreement and will not be available to the Class A Certificateholders.

SERVICING PROCEDURES

The Servicer will make reasonable efforts to collect all payments due with re-spect to the Receivables and will continue such collection procedures as it follows with respect to its own automotive retail installment sale contracts, in a manner consistent with the Agreement. (Section 4.01.) Consistent with its normal procedures, the Servicer may, in its discretion, grant credit-related extensions but shall not otherwise change the terms of a Receivable (except that the Servicer may change the number or amount of an Obligor's monthly pay-ments in the event of a prepayment resulting from refunds of credit life and disability insurance premiums and service contracts and make similar adjust-ments to payment terms to the extent required by law). If the Servicer deter-mines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal practices and procedures to realize upon the Receivable, including the repossession and disposition of the Financed Vehicle securing the Receivable at a public or dealer sale, or the taking of any other action per-mitted by applicable law. (Section 4.03.) See "The Receivables--Servicing of the Receivables."

COLLECTIONS

The Servicer will deposit all payments on Receivables received from Obligors and all proceeds of Receivables collected during each Collection Period into the Collection Account not later than the business day after receipt. However, so long as NMAC is the servicer and provided that (i) there exists no Event of Default and (ii) each other condition to making monthly deposits as may be re-quired by the Agreement is satisfied, the Servicer may retain such amounts un-til the related Distribution Date. The Servicer or the Seller, as the case may be, will remit the aggregate Purchase Amount of Receivables to be purchased from the Trust to the Collection Account on the business day immediately pre-ceding the Distribution Date. The Servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the Collec-tion Account, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings. Except in certain circumstances described in the Agreement, pending deposit into the Collection Account, collections may be em-ployed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. (Section 5.02.)

For purposes of the Agreement, collections on a Receivable made during a Col-lection Period shall be applied first to interest accrued to date, second to principal until the principal balance is brought current, third to reduce the unpaid late charges as provided in the Receivable and finally to prepay princi-pal on the Receivable. (Sections 5.03 and 5.06.)

ADVANCES

On or before the business day prior to each Distribution Date, the Servicer will make a payment into the Collection Account for each Receivable of an amount equal to the product of the principal balance of the Receivable as of the first day of the related Collection Period and one-twelfth of its APR minus the amount of interest actually received on the Receivable during the Collec-tion Period (such amount, an "Advance"). If such a calculation results in a negative number, an amount equal to such negative amount shall be paid to the Servicer in reimbursement of outstanding Advances. In addition, in the event that a Receivable becomes a Liquidated Receivable, the amount of accrued and unpaid interest thereon (but not including interest for the current Collection Period) shall, up to the amount of outstanding Advances in respect thereof, be withdrawn from the Collection Account and paid to the Servicer in reimbursement of such outstanding Advances. The amount of any such Advance made in respect of the related Collection Period and the outstanding amount of unreimbursed Ad-vances on such Distribution Date will be reflected on the Trustee's report to the Class A Certificateholders. See "Statement to Class A Certificateholders." The Servicer will not be required to make any Advance (other than the Advance of an interest shortfall arising from a Prepaid Receivable) to the extent that it does not expect to recoup the Advance from subsequent collections or recov-eries. No advances of principal will be made with respect to the Receivables.

SERVICING COMPENSATION

The Servicer is entitled under the Agreement to receive a servicing fee (the "Servicing Fee") for each Collection Period equal to one-twelfth of 1.00% mul-tiplied by the Pool Balance as of the first day of such Collection Period. The Servicer is also entitled to receive a supplemental servicing fee (the "Supple-mental Servicing Fee") for each Collection Period equal to any late, prepayment and other administrative fees and expenses collected during the Collection Pe-riod, plus any interest earned during the Collection Period on deposits made in the Collection Account with respect to the Receivables. The Servicer is not en-titled to any other compensation for servicing the Receivables. The Servicer will be paid the Servicing Fee and the Supplemental Servicing Fee (collective-ly, the "Servicer Fee") for each Collection Period on the following Distribu-tion Date. However, if it is acceptable to each Rating Agency without a reduc-tion in the rating of the Class A Certificates (or, if applicable, the Class B Certificates), the Servicing Fee in respect of a Collection Period (together with any portion of the Servicing Fee that remains unpaid from prior Distribu-tion Dates) will be paid at the beginning of such Collection Period out of col-lections of interest on the Receivables for such Collection Period. The Servic-ing Fee shall be paid from Available Interest prior to the payment of the Class A Interest Distributable Amount to the Class A Certificateholders.

The Servicer Fee is intended to compensate the Servicer for performing the functions of a third party servicer of the Receivables as an agent for the Certificateholders, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, send-ing payment statements to Obligors, reporting tax information to Obligors, pay-ing costs of collections and policing the collateral. The Servicer Fee will also compensate the Servicer for administering the Receivables, including mak-ing Advances, accounting for collections and furnishing monthly statements to the Trustee with respect to distributions. The Servicer Fee also will reimburse the Servicer for certain taxes, the Trustee's fees, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables. (Section 4.08 and 4.13.)

YIELD SUPPLEMENT RESERVE ACCOUNT AND YIELD SUPPLEMENT AGREEMENT

Payments of the Yield Supplement Amounts will be made from funds on deposit in a segregated trust account to be established by the Seller and pledged to and maintained with the Class A Agent for the benefit of the holders of the Class A Certificates (the "Yield Supplement Reserve Account"). The initial amount of the Yield Supplement

Reserve Account will be $    (the "Initial Yield Supplement Reserve Amount").
If the Yield Supplement Amounts with respect to any Distribution Date exceed the amount available for withdrawal from the Yield Supplement Reserve Account on such Distribution Date, the Seller will not have any further obligation un-der the Yield Supplement Agreement to deposit any further amounts into the Yield Supplement Reserve Account. The amount required to be on deposit in the Yield Supplement Reserve Account (the "Required Yield Supplement Reserve Amount") will be equal to the lesser of (i) maximum aggregate Yield Supplement Amounts that will become due under the Yield Supplement Agreement, assuming that payments on the Receivables are made on their scheduled due dates and that no Receivable becomes a Prepaid Receivable, or (ii) the Initial Yield Supplement Reserve Amount. The maximum aggregate Yield Supplement Amounts may decline as a result of prepayments or repayments in full of the Receivables. To the extent that on any Distribution Date the amount on deposit in the Yield Supplement Reserve Account exceeds the Required Yield Supplement Reserve Amount on such Distribution Date, the excess shall be paid to the Seller. The Yield Supplement Reserve Account will be maintained by the Class A Agent for the benefit of the Class A Certificateholders and will not be part of the Trust.

Simultaneously with the sale and assignment of the Receivables by NMAC to the Seller, the Seller will enter into the Yield Supplement Agreement with the Class A Agent and the Servicer. The Seller will assign the Yield Supplement Agreement to the Trust.

DISTRIBUTIONS ON CERTIFICATES

On or before the tenth calendar day of each month (or, if such tenth day is not a business day, the next succeeding business day), the Servicer will in-form the Trustee of the amount of aggregate collections on the Receivables, the aggregate Advances to be made by the Servicer and the aggregate Purchase Amount of Receivables to be purchased by the Seller or the Servicer, all with respect to the related Collection Period. (Section 4.09.)

The Servicer shall determine prior to each Distribution Date the Total Avail-able Amount, the Available Interest, the Available Principal, the Class A Dis-tributable Amount and the Class B Distributable Amount and, based on the Total Available Amount and the other distributions to be made on such Distribution Date, as described below, determine the amount to be distributed to Certificateholders of each Class. (Section 5.06(b).)

Determination of Available Amounts. The "Total Available Amount" for a Distri-bution Date (being the funds available for distribution to Certificateholders of each Class with respect to such Distribution Date in accordance with the priorities described below) shall be the sum of the Available Interest and the Available Principal.

The "Available Interest" for a Distribution Date shall be the sum of the fol-lowing amounts with respect to the related Collection Period: (i) that portion of all collections on the Receivables allocable to interest; (ii) all pro-ceeds, including recoveries, of the liquidation of defaulted Receivables ("Liquidated Receivables"), net of expenses incurred by the Servicer and any amounts required by law to be remitted to the Obligors on such Liquidated Re-ceivables, received in connection with such liquidation ("Liquidation Pro-ceeds"), to the extent attributable to interest due thereon in accordance with the Servicer's customary servicing procedures; (iii) all Advances made by the Servicer; (iv) the Purchase Amount received with respect to each Receivable purchased by the Seller or Servicer under an obligation which arose during such Collection Period, to the extent attributable to interest thereon; and
(v) the Yield Supplement Amount received by the Trustee.

The "Available Principal" for a Distribution Date shall be the sum of the following amounts with respect to the related Collection Period: (i) that portion of all collections on the Receivables allocable to principal; (ii) all Liquidation Proceeds, to the extent attributable to principal due thereon, in accordance with the Servicer's customary servicing procedures; and (iii) the Purchase Amount received with respect to each Receivable purchased by the Seller or the Servicer under an obligation which arose during such Collection Period, to the extent attributable to principal thereon.

The Available Interest on any Distribution Date shall exclude amounts paid to the Servicer as reimbursement for Advances.

Calculation of Distributable Amounts. The "Class A Distributable Amount" with respect to a Distribution Date shall be an amount equal to the sum of:

  (a) the "Class A Principal Distributable Amount," consisting of the Class A Percentage of:

    (i) all payments of principal received during the related Collection Pe-riod, including prepayments of principal;

    (ii) the principal balance of each Receivable that was purchased by the Seller or the Servicer under an obligation that arose during the related Collection Period (except to the extent included in (i) above); and

    (iii) the principal balance of each Receivable that became a Liquidated Receivable during the related Collection Period (except to the extent included in (i) or (ii) above); plus

  (b) the "Class A Interest Distributable Amount," consisting of thirty (30) days' interest at the Pass-Through Rate on the Class A Certificate Balance as of the close of business on the last day of the related Collection Peri-od.

The "Class A Certificate Balance" shall equal, initially, the Class A Percent-age of the Pool Balance as of the Cutoff Date and, thereafter shall equal the initial Class A Certificate Balance, reduced by all amounts previously dis-tributed to Class A Certificateholders that were allocable to principal.

The "Class B Distributable Amount" with respect to a Distribution Date shall be an amount equal to the sum of:

  (a) the "Class B Principal Distributable Amount," consisting of the Class B Percentage of the amounts set forth under (a)(i) through (a)(iii) above with respect to the Class A Principal Distributable Amount, plus

  (b) the "Class B Interest Distributable Amount," consisting of thirty (30) days' interest at the Pass-Through Rate on the Class B Certificate Balance as of the close of business on the last day of the related Collection Peri-od.

The "Class B Certificate Balance" shall equal, initially, the Class B Percent-age of the Pool Balance as of the Cutoff Date and, thereafter shall equal the amount by which the Pool Balance on the last day of the related Collection Pe-riod exceeds the Class A Certificate Balance on such Distribution Date.

Calculation of Amounts to be Distributed. Prior to each Distribution Date, the Servicer will calculate the amount to be distributed to the Certificateholders. On each Distribution Date, the Trustee will distribute to the Certificateholders the following amounts in the following order of priori-ty, to the extent of funds available for distribution on such Distribution
Date:

  (i) to the Class A Certificateholders, an amount equal to the Class A In-terest Distributable Amount and any unpaid Class A Interest Carryover Shortfall, such amount to be paid from Available Interest (as Available In-terest has been reduced by reimbursing the Servicer for any outstanding Ad-vances and paying the Servicer the Servicing Fee, including any unpaid Ser-vicing Fees with respect to one or more prior Collection Periods); and if such Available Interest is insufficient, the Class A Certificateholders will receive such excess first, from monies on deposit in the Subordination Spread Account and second, if such amounts are insufficient, from the Class B Percentage of Available Principal;

  (ii) to the Class A Certificateholders, an amount equal to the Class A Principal Distributable Amount and any unpaid Class A Principal Carryover Shortfall, such amount to be paid from Available Principal (as Available Principal has been reduced as described in clause (i) above); and if such Available Principal is insufficient, the Class A Certificateholders will be entitled to receive such excess first, from amounts on deposit in the Sub-ordination Spread Account and second, if such amounts are insufficient, from Available Interest (as Available Interest has been reduced as de-scribed in clause (i) above);

  (iii) to the Class B Certificateholders, an amount equal to the Class B In-terest Distributable Amount and any unpaid Class B Interest Carryover Shortfall, such amount to be paid from Available Interest (after giving ef-fect to the reduction in Available Interest described in clauses (i) and
  (ii) above);

  (iv) to the Class B Certificateholders, an amount equal to the Class B Principal Distributable Amount and any unpaid Class B Principal Carryover Shortfall, such amount to be paid from Available Principal (after giving effect to the reduction in Available Principal described in clauses (i) and
  (ii) above); and if such Available Principal is insufficient, from Avail-able Interest (after giving effect to the reduction in Available Interest described in clauses (i), (ii) and (iii) above); and

  (v) to the Seller, any Excess Amounts, except as required to be deposited in the Subordination Spread Account (Section 5.06);

provided, however, that amounts otherwise distributable to the Class B Certificateholders will be deposited by the Trustee in the Subordination Spread Account to cover any deficiency in the Specified Subordination Spread Account Balance.

Notwithstanding anything herein to the contrary, no amount shall be paid to the Class A Certificateholders in respect of any Yield Supplement Amount with respect to a Receivable, except to the extent of amounts withdrawn from the Yield Supplement Reserve Account and deposited in the Certificate Account, ex-cept that if the Yield Supplement Amounts exceed funds available in the Yield Supplement Reserve Account, such excess shall be withdrawn from the Subordina-tion Spread Account.

The "Class A Interest Carryover Shortfall" with respect to any Distribution Date will equal the excess, if any, of (x) the Class A Interest Distributable Amount for such Distribution Date and any outstanding unpaid interest owed to holders of Class A Certificates from the immediately preceding Distribution Date plus interest on such outstanding unpaid interest amount, to the extent permitted by law, at the Pass-Through Rate from such immediately preceding Distribution Date through the current Distribution Date, over (y) the amount of interest distributed to the Class A Certificateholders on such Distribution Date. The "Class A Principal Carryover Shortfall" with respect to any Distri-bution Date will equal the excess of the Class A Principal Distributable Amount for such Distribution Date plus any outstanding unpaid principal owed to holders of Class A Certificates with respect to one or more prior Distribu-tion Dates over the amount of principal that the holders of the Class A Cer-tificates actually received on such Distribution Date. The "Class B Interest Carryover Shortfall" and the "Class B Principal Carryover Shortfall" with re-spect to any Distribution Date will be calculated in the same manner as the Class A Interest Carryover Shortfall and the Class A Principal Carryover Shortfall, as the case may be, appropriately modified to relate to the Class B Certificates.

Any excess amounts in the Certificate Account with respect to any Distribution Date, after giving effect to the distributions described in clauses (i) through (iv) of the third preceding paragraph ("Excess Amounts"), will be dis-tributed to the Seller, except in the case of deficits in the Subordination Spread Account, in which case such amounts will be distributed in the follow-ing amounts and in the following order of priority: (i) to the Subordination Spread Account until the amount on deposit therein equals the Specified Subor-dination Spread Account Balance and (ii) to the Seller.

Notwithstanding the foregoing distribution priorities, if the Servicer shall fail to make an Advance, the portion of any such shortfall attributable thereto shall be paid only from amounts available in the Subordination Spread Account. (Section 5.06(c).)

SUBORDINATION OF THE CLASS B CERTIFICATES; SUBORDINATION SPREAD ACCOUNT

The rights of the Class B Certificateholders to receive distributions with re-spect to the Receivables will be subordinated to the rights of the Class A Certificateholders in the event of defaults or delinquencies on the Receiv-ables as provided in the Agreement. The Class B Certificateholders will not receive any distributions of interest or principal with respect to a Distribu-tion Date until the full amount of interest and principal relating to such Distribution Date has been distributed to the Class A Certificateholders. This subordination is intended to enhance the likelihood of timely receipt by Class A Certificateholders of the full amount of interest and principal required to be paid to them, and to afford such Class A Certificateholders limited protec-tion against losses in respect of the Receivables.

The protection afforded to the Class A Certificateholders will be effected both by the preferential right, as described above, of the Class A Certificateholders to receive current distributions with respect to the Re-ceivables and by the establishment of the Subordination Spread Account. The Subordination Spread Account will be created with an initial deposit by the Seller of the Subordination Initial Deposit in the amount set forth in the "Summary--Subordination Spread Account" and will be augmented by deposit therein of all amounts otherwise distributable to the Class B Certificateholders and all Excess Amounts otherwise distributable to the Seller until the amount in the Subordination Spread Account reaches the amount set forth in the "Summary--Subordination Spread Account" as the Specified Sub-ordination Spread Account Balance. Thereafter, amounts otherwise distributable to the Class B Certificateholders and Excess Amounts otherwise distributable to the Seller will be deposited in the Subordination Spread Account to the ex-tent necessary to maintain the amount in the Subordination Spread Account at the Specified Subordination Spread Account Balance.

Amounts held from time to time in the Subordination Spread Account will continue to be held for the benefit of holders of the Class A Certificates. Funds in the Subordination Spread Account shall be invested in Eligible

Investments. Investment income on amounts in the Subordination Spread Account will not be available for distribution to the holders of the Class A Certificates or otherwise subject to any claims or rights of the holders of the Class A Certificates.

The time necessary for the Subordination Spread Account to reach and maintain the Specified Subordination Spread Account Balance at any time after the date of issuance of the Certificates will be affected by the delinquency, credit loss and repossession and prepayment experience of the Receivables and, there-fore, cannot be accurately predicted.

If on any Distribution Date the holders of the Class A Certificates do not re-ceive the sum of the Class A Distributable Amount, the Class A Interest Carry-over Shortfall and the Class A Principal Carryover Shortfall for such Distri-bution Date (after giving effect to any amounts withdrawn from the Subordination Spread Account and the Class B Distributable Amount and applied to such deficiency, as described above), the holders of the Class B Certifi-cates will not receive any portion of the Total Available Amount.

The subordination of the Class B Certificates and the establishment of the Subordination Spread Account described above are intended to enhance the like-lihood of receipt by Class A Certificateholders of the full amount of princi-pal and interest on the Receivables due them and to decrease the likelihood that the Class A Certificateholders will experience losses. However, in cer-tain circumstances, the Subordination Spread Account could be depleted and shortfalls on the Class A Certificates could result.

The Seller may, from time to time after the date of this Prospectus, request each rating agency then rating the Class A Certificates to approve a formula for determining the Specified Subordination Spread Account Balance that is different from the one described above and would result in a decrease in the amount of the Specified Subordination Spread Account Balance or a change in the manner by which the Subordination Spread Account is funded. If each rating agency then rating the Class A Certificates delivers a letter to the Trustee to the effect that the use of any such new formulation will not result in a qualification, reduction or withdrawal of its then-current rating of the Class A Certificates, then the Specified Subordination Spread Account Balance will be determined in accordance with such new formula. The Agreement will accord-ingly be amended, without the consent of any Certificateholder, to reflect such new calculation.

On each Distribution Date, the Trustee will remit all Excess Amounts to the Seller, except in the case of deficits in the Subordination Spread Account, in which case the Trustee will deposit all Excess Amounts into the Subordination Spread Account until the amount on deposit therein equals the Specified Subor-dination Spread Account Balance, prior to remitting such amounts to the Sell-er. If the amount on deposit in the Subordination Spread Account on such Dis-tribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the Specified Subordination Spread Account Balance, the Trustee will release and distribute such excess, together with any Excess Amounts not required to be deposited into the Subordination Spread Account, first, to the Class B Certificateholders, an amount equal to the sum of outstanding Class B Interest Carryover Shortfall and Class B Prin-cipal Carryover Shortfall and, to the extent available, any excess shall be distributed to the Seller. Upon any such release of amounts from the Subordi-nation Spread Account, the Class A Certificateholders will have no further rights in, or claims to, such amounts. (Section 5.06).

Neither the Class B Certificateholders, the Seller nor the Servicer will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Class A Certificateholders.

NET DEPOSITS

As an administrative convenience and for so long as certain conditions are satisfied, the Servicer will be permitted to make the deposit of collections and aggregate Advances and Purchase Amounts for or with respect to the Collec-tion Period net of distributions to the Servicer as reimbursement of Advances or payment of the Servicer Fee with respect to the Collection Period. The Servicer, however, will account to the Trustee and to the Certificateholders as if all deposits, distributions and transfers were made individually. (Sec-tion 5.08.)

The following chart sets forth an example of the application of the foregoing provisions to a monthly distribution:

 October 1.......... Cutoff Date. The original Pool Balance equals the aggregate principal balance of the Receivables.
 October 1-31....... Collection Period. The Servicer receives monthly payments, prepayments and other proceeds in respect of
                     the Receivables.
 November 10........ Determination Date. On or before the tenth calendar day of the month (or, if such tenth day is not a business
                     day, the next succeeding business day). On this date the
                     Servicer notifies the Trustee of, among other things, the
                     amounts to be distributed on the Distribution Date.
 November 14........ Record Date. Distributions on the Distribution Date are
                     made to Certificateholders of record at the close of
                     business on this date.
 November 17........ Distribution Date. On or before this date, the Seller and the Servicer (or the Trustee) make the required
                     remittances and transfers to the Collection Account and
                     the Certificate Account in immediately available funds,
                     and the Trustee distributes to holders of the Class A
                     Certificates and the Class B Certificates amounts payable
                     in respect of the Certificates and pays the Servicer Fee
                     and remits amounts to the Subordination Spread Account
                     (if required).

STATEMENTS TO CLASS A CERTIFICATEHOLDERS

On each Distribution Date, the Trustee will include with each distribution to each record owner of a Class A Certificate (which, except as described herein, shall be Cede as the nominee for DTC unless Definitive Certificates are issued under the limited circumstances described herein) as of the close of business on the related Record Date a statement, setting forth the following informa-tion with respect to the related Collection Period as to each Class of Certif-icates, to the extent applicable:

  (i) the amount of the distribution allocable to principal on the Certifi-cates;

  (ii) the amount of the distribution allocable to interest on the Certifi-cates;

  (iii) the amount of the distribution allocable to the Yield Supplement
  Amount;

  (iv) the amount on deposit in the Yield Supplement Reserve Account;

  (v) the Pool Balance as of the close of business on the last day of the re-lated Collection Period;

  (vi) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period and the Class A Percentage of the Servicing Fee, the amount of any unpaid Servicing Fees and the change in such amount from that of the prior Distribution Date and the amount of any additional servicing compensation paid to the Servicer with respect to the related Collection Period;

  (vii) the amount of the Class A Interest Carryover Shortfall and Class A Principal Carryover Shortfall, if any, as of the close of such Distribution Date and the change in such amounts from those of the prior Distribution Date;

  (viii) the Class A Certificate Balance, the Class A Certificate Factor, the Class A Pool Factor and Class B Certificate Balance as of such Distribution Date;

  (ix) the amount, if any, otherwise distributable to the Class B
  Certificateholders that is distributed to Class A Certificateholders on such Distribution Date;

  (x) the balance of the Subordination Spread Account on such Distribution Date, after giving effect to distributions made on such Distribution Date and the change in such balance from that of the prior Distribution Date; and

  (xi) the amount of Advances made in respect of the related Collection Pe-riod and the amount of unreimbursed Advances on such Distribution Date.

Each amount set forth pursuant to subclauses (i), (ii), (vi) and (vii) above shall be expressed in the aggregate and as a dollar amount per $1,000 of origi-nal principal balance of a Class A Certificate.

Copies of such statements may be obtained by Class A Certificate Owners by de-livering a request in writing addressed to the Trustee at its address set forth above in "Reports To Class A Certificateholders By The Trustee".

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Agreement, the Trustee shall mail to each person who at any time during such calendar year shall have been a Class A Certificateholder and received any payment thereon a statement contain-ing the sum of the amounts or the amount as of the end of each calendar year, as the case may be, described in (i), (ii), (iii), (v), (vi) and (vii) above for the purposes of such Class A Certificateholder's preparation of federal in-come tax returns. (Section 5.09.) See "Certain Federal Income Tax Conse-quences."

EVIDENCE AS TO COMPLIANCE

The Agreement will provide that a firm of independent public accountants will furnish to the Trustee on or before June 30th of each year, beginning June 30, 1998, a report as to compliance by the Servicer during the preceding twelve months ended March 31 (or for the initial report, for such shorter period as shall have elapsed from the date of issuance of the Certificates) with certain standards relating to the servicing of the Receivables and certain other mat-ters. (Section 4.11.)

The Agreement will also provide for delivery to the Trustee, on or before June 30th of each year, commencing June 30, 1998, of a certificate signed by an of-ficer of the Servicer stating that the Servicer has fulfilled its obligations under the Agreement throughout the preceding twelve months ended March 31 (or for the initial report, for such shorter period as shall have elapsed from the date of issuance of the Certificates) or, if there has been a default in the fulfillment of any such obligation, describing each such default. (Section 4.10.)

Copies of such reports and certificates may be obtained by Class A Certificate Owners by a request in writing addressed to the Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

The Agreement will provide that NMAC may not resign from its obligations and duties as servicer thereunder, except upon determination that NMAC's perfor-mance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed NMAC's servicing obligations and duties under the Agreement. (Section 9.06.)

The Agreement will further provide that neither the Servicer, nor any of its directors, officers, employees or agents will be under any liability to the Trust or the Certificateholders for taking any action or for refraining from taking any action pursuant to the Agreement, or for errors in judgment; provid-ed, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful mis-feasance, bad faith or negligence (except for errors in judgment) in the per-formance of duties, or by reason of reckless disregard of obligations and du-ties thereunder. In addition, the Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under the Agreement and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem neces-sary or desirable in respect of the Agreement, the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Servicer, and the Servicer will not be entitled to be reimbursed therefor. (Section 9.04.)

Any entity into which the Servicer or the Seller, as applicable, may be merged or consolidated, or any entity resulting from any merger, conversion or consol-idation to which the Servicer or the Seller, as applicable, is a party, or any entity succeeding to the business of the Servicer or the Seller, as applicable, or any corporation, more than 50% of the voting stock of which is owned, di-rectly or indirectly, by Nissan, which assumes the obligations of the Servicer or the Seller, as applicable, will be the successor of the Servicer or the Seller, as applicable, under the Agreement. (Sections 8.03 and 9.03.) For as long as NMAC is the Servicer, it may at any time subcon-tract substantially all of its duties as servicer under the Agreement to any corporation more than 50% of the voting stock of which is owned, directly or indirectly, by Nissan, and the Servicer may at any time perform certain spe-cific duties as servicer through other subcontractors. (Section 9.05.)

EVENTS OF DEFAULT

"Events of Default" under the Agreement will consist of (i) any failure by the Servicer or the Seller, as applicable, to deliver to the Trustee for distribu-tion to the Certificateholders or deposit in the Subordination Spread Account any required payment, which failure continues unremedied for three business days after written notice from the Trustee is received by the Servicer or the Seller, as applicable, or after discovery by an officer of the Servicer or the Seller, as applicable; (ii) any failure by the Seller or the Servicer duly to observe or perform in any material respect any other covenant or agreement in the Agreement which failure materially and adversely affects the rights of Certificateholders and which continues unremedied for 90 days after the giving of written notice of such failure (1) to the Seller or the Servicer, as appli-cable, by the Trustee or (2) to the Seller or the Servicer, as applicable, and to the Trustee by holders of Class A Certificates evidencing not less than 25% of the Class A Certificate Balance; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar pro-ceedings with respect to the Servicer indicating its insolvency, reorganiza-tion pursuant to bankruptcy proceedings or inability to pay its obligations. (Section 10.01.)

RIGHTS UPON EVENT OF DEFAULT

As long as an Event of Default under the Agreement remains unremedied, the Trustee or holders of Class A Certificates evidencing not less than 25% of the Class A Certificate Balance may terminate all the rights and obligations of the Servicer under the Agreement, whereupon the Trustee (or a successor servicer appointed by the Trustee, as described below) will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Event of Default other than such appointment has occurred, such trustee or official may have the power to prevent the Trustee or the Class A Certificateholders from effecting a transfer of servicing. In the event that the Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servic-ing of automotive receivables. The Trustee, or any person appointed as succes-sor Servicer, shall be the successor in all respects to the predecessor Servicer under the Agreement and all references therein to the Servicer shall apply to such successor Servicer. The Trustee may make arrangements for com-pensation to be paid to the successor Servicer, which in no event may be greater than the Servicer Fee. (Sections 10.01 and 10.02.)

WAIVER OF PAST DEFAULTS

The holders of Class A Certificates evidencing not less than 51% of the Class A Certificate Balance may, on behalf of all Certificateholders, waive any de-fault by the Servicer in the performance of its obligations under the Agree-ment and its consequences, except a default in making any required deposits to the Collection Account or the Certificate Account in accordance with the Agreement. No such waiver shall impair the Certificateholders' rights with re-spect to subsequent defaults. (Section 10.05.)

AMENDMENT

The Agreement may be amended by the Seller, the Servicer, NMAC (so long as NMAC has rights or obligations thereunder) and the Trustee, without the con-sent of the Certificateholders, (i) to cure any ambiguity, correct or supple-ment any provision therein which may be inconsistent with any other provision therein, or make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions of the Agreement; provided that such action will not, in the opinion of counsel satisfactory to the Trustee, materially and adversely affect the interest of any Certificateholder, and (ii) to change the formula for determining the Specified Subordination Spread Account Balance upon certain confirmation from the Rating Agencies as described above in "The Certificates--Subordination of the Class B Certificates; Subordination Spread Account." The Agreement may also be amended by the Seller, the Servicer, NMAC (so long as NMAC has rights or obligations thereunder) and the Trustee with the consent of the holders of Class A Certificates and Class B Certificates, each voting as a Class, evi-dencing not less than 51% of the Class A Certificate Balance and Class B Certifi-cate Balance, respectively, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made on any Certificate or change the Pass-Through Rate or the Specified Subordination Spread Account Balance (except as described above under clause (ii) of the immediately preceding sentence) without the consent of each "adversely affected" Certificateholder or (ii) re-duce the aforesaid percentage of the Class A Certificate Balance or Class B Certificate Balance which is required to consent to any such amendment, without the consent of the holders of all Certificates of such Class. (Section 13.01.) An amendment referred to in clause (i) of the immediately preceding sentence will be deemed not to "adversely affect" a Certificateholder of any Class only if each Rating Agency then rating the Certificates confirms that such amendment will not result in a reduction or withdrawal of its rating on the Certificates of such Class.

LIST OF CERTIFICATEHOLDERS

Upon written request of the Servicer, the Trustee will provide to the Servicer within 15 days after receipt of such request a list of the names and addresses of all Certificateholders of record as of the most recent Record Date. Upon written request by three or more Class A Certificateholders or by holders of Class A Certificates evidencing not less than 25% of the Class A Certificate Balance, and upon compliance by such Certificateholders with certain other pro-visions of the Agreement, the Trustee will afford such Class A Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Class A Certificateholders with respect to their rights under the Agreement. (Section 7.06.)

The Agreement will not provide for the holding of any annual or other meetings of Certificateholders.

TERMINATION

The respective obligations of the Seller, the Servicer, NMAC (so long as NMAC has rights or obligations thereunder) and the Trustee pursuant to the Agreement will terminate upon (i) the maturity or other liquidation of the last Receiv-able and the disposition of any amounts received upon liquidation of any re-maining Receivables and (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement. In order to avoid exces-sive administrative expense, the Servicer, or its successor, is permitted at its option to purchase from the Trust, as of the last day of any month as of which the then outstanding Pool Balance (after giving effect to such calendar month's collections) is less than 10% of the original Pool Balance, all remain-ing Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of such last day. Exercise of such right will effect early retire-ment of the Certificates. The Trustee will give written notice of termination to each Certificateholder of record. The final distribution to any Certificateholder will be made only upon surrender and cancellation of such holder's Certificate at any office or agency of the Trustee specified in the notice of termination. Any funds remaining in the Trust, after the Trustee has taken certain measures to locate a Certificateholder and such measures have failed, will be distributed, subject to applicable law, to the Childrens Hospi-tal Los Angeles. (Sections 12.01 and 12.02.)

DUTIES OF THE TRUSTEE

The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates (other than the authentication of the Certifi-cates), or any Receivables or related documents, and is not accountable for the use or application by the Servicer of any funds paid to the Seller or the Servicer in respect of the Certificates or the Receivables, or the investment of any monies by the Servicer before such monies are deposited into the Certif-icate Account. The Trustee will not independently verify the Receivables. If no Event of Default has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. In addition to making distributions to the Certificateholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Trustee under the Agreement, in which case it will only be required to examine them to determine whether they conform to the require-ments of the Agreement. The Trustee shall not be charged with knowledge of a failure by the Servicer to perform its duties under the Agreement which failure constitutes an Event of Default unless the Trustee obtains actual knowledge of such failure as specified in the Agreement. (Sections 11.01 and 11.05.)

The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. (Section 11.04.) No Class A Certificateholder will have any right under the Agreement to institute any pro-ceeding with respect to the Agreement, other than with respect to the failure by the Seller or Servicer, as applicable, to remit payments, unless such holder previously has given to the Trustee written notice of default and unless the holders of Class A Certificates evidencing not less than 25% of the Class A Certificate Balance have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 30 days has neglected or re-fused to institute any such proceeding. (Section 13.03.)

THE TRUSTEE

The Fuji Bank and Trust Company is the Trustee under the Agreement. The Trust-ee, in its individual capacity or otherwise, may hold Certificates in its own name or as pledgee. (Section 11.06.) For the purpose of meeting the legal re-quirements of certain jurisdictions, the Servicer and the Trustee acting jointly (or in some instances, the Trustee acting alone) shall have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations con-ferred or imposed upon the Trustee by the Agreement shall be conferred or im-posed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. (Section 11.13.)

The Trustee may resign at any time, in which event the Servicer will be obli-gated to appoint a successor trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, becomes legally unable to act, or becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee. (Sec-tion 11.10.)

The Agreement will provide that the Servicer will pay the Trustee's fees. (Sec-tion 11.07.) The Agreement will further provide that the Trustee will be enti-tled to indemnification by the Seller and the Servicer for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the Trustee not resulting from the Trustee's own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties set forth in the Agreement). The Agreement will further provide that the Seller and the Servicer will indemnify the Trustee for certain taxes that may be asserted in connection with the transaction.

                       RATING OF THE CLASS A CERTIFICATES

It is a condition to issuance of the Class A Certificates that they be rated in the highest rating category by at least one nationally recognized Rating Agen-cy. The rating is not a recommendation to purchase, hold or sell Class A Cer-tificates, inasmuch as such rating does not comment as to market price or suit-ability for a particular investor. There is no assurance that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by any Rating Agency if in its judgment circumstances in the future so warrant.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

SECURITY INTERESTS IN THE FINANCED VEHICLES

In all states in which the Receivables have been originated, retail installment sale contracts such as the Receivables evidence the credit sale of vehicles by dealers to obligors; the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the Uniform Commercial Code (the "UCC") and pursuant to Motor Vehicle Retail In-stallment Sales Acts (the "MVRISA") and applicable Retail Installment Sales Acts (the "RISA") or the Consumer Credit Codes (generally pursuant to the Uni-form Consumer Credit Code (the "UCCC")) of the various states. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states in which the Receivables have been originated, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certifi-cate of title. Each Receivable prohibits the sale or transfer of the Financed Vehicle without NMAC's consent.

Pursuant to the Purchase Agreement, NMAC will assign its security interests in the Financed Vehicles securing the Receivables to the Seller and, pursuant to the Agreement, the Seller will assign its security interests in the Financed Vehicles securing the Receivables to the Trustee. However, because of the ad-ministrative burden and expense, the Servicer, the Seller and the Trustee will not amend any certificate of title to identify the Trust as the new secured party on the certificates of title relating to the Financed Vehicles. Also, the Servicer will continue to hold any certificates of title relating to the Fi-nanced Vehicles in its possession as custodian for the Trustee pursuant to the Agreement. See "The Certificates--Sale and Assignment of Receivables."

In most states, assignments such as those under the Purchase Agreement and the Agreement are an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee suc-ceeds thereby to the assignor's rights as secured party. In such states, in the absence of fraud or forgery by the vehicle owner or the Servicer or administra-tive error by state or local agencies, the notation of NMAC's lien on the cer-tificates of title will be sufficient to protect the Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which NMAC failed to obtain a perfected security interest, its security in-terest would be subordinate to, among others, subsequent purchasers of the Fi-nanced Vehicles and holders of perfected security interests. Such a failure, however, would constitute a breach of NMAC's warranties under the Purchase Agreement and of the Seller's warranties under the Agreement and would create an obligation of NMAC under the Purchase Agreement and of the Seller under the Agreement to purchase the related Receivable unless the breach is cured. See "The Certificates--Sale and Assignment of Receivables." By not identifying the Trust as the secured party on the certificate of title, the security interest of the Trust in the Financed Vehicle could be defeated through fraud or negli-gence. The Seller will assign its rights under the Purchase Agreement to the Trust.

Under the laws of most states, the perfected security interest in a vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. Most states require surrender of a certificate of title to re-register a vehicle; accordingly, to re-register a vehicle in any such state, a secured party must surrender possession if it holds the certificate of title to the vehicle, or, in the case of vehicles reg-istered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of ti-tle. Thus, the secured party would have the opportunity to re-perfect its secu-rity interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-regis-tration could defeat perfection. In the ordinary course of servicing receiv-ables, NMAC takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, NMAC must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under the Agreement, the Servicer is obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of secu-rity interests in the Financed Vehicles.

Under the laws of most states, liens for repairs performed on a motor vehicle and liens for certain unpaid taxes take priority over even a perfected secu-rity interest in a Financed Vehicle. The Internal Revenue Code of 1986 also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle. NMAC will represent to the Seller and the Seller will represent to the Trust that each security interest in a Financed Vehicle is or will be prior to all other present liens (other than tax liens and liens that arise by operation of law) upon, and security interests in, such Financed Vehicle. However, liens for repairs or taxes, or the confiscation of a Fi-nanced Vehicle, could arise or occur at any time during the term of a Receiv-able. No notice will be given to the Trustee or Certificateholders in the event such a lien arises or confiscation occurs.

REPOSSESSION

In the event of default by an obligor under a retail installment sales contract, the holder of such sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws (such as MVRISA, RISA or UCCC). The UCC remedies of a secured party in most states include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is the method employed by NMAC in the majority of instances in which a default occurs and is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

In the event of default by an obligor, some jurisdictions require that such obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this cure right may be exercised on a limited number of occasions in any one-year period.

The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obli-gor generally has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid accelerated balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for the sale, plus, in some jurisdictions, reason-able attorneys' fees, or, in some states, by payment of delinquent install-ments or the unpaid balance.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

The proceeds of resale of the repossessed vehicles generally will be applied to the expenses of resale and repossession and then to the satisfaction of the indebtedness of the obligor on the receivable. While some states impose prohi-bitions or limitations on the pursuit of deficiencies if the unpaid balance at the time of such default does not exceed a certain threshold amount, a defi-ciency judgment can be sought in those states that do not prohibit or limit such pursuits. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be ex-pected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a defi-ciency judgment or, if one is obtained, it may be settled at a significant discount.

Occasionally, after resale of a vehicle and payment of all expenses and in-debtedness, there is a surplus of funds. In that case, the UCC requires the lender to remit the surplus to any holder of any lien with respect to the ve-hicle or if no such lien holder exists or there are remaining funds, the UCC requires the lender to remit the surplus to the former obligor.

CONSUMER PROTECTION LAWS

Numerous federal and state consumer protection laws and related regulations im-pose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportu-nity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Sol-diers and Sailors Civil Relief Act of 1940, the Federal Reserve Board's Regula-tions B and Z, state adaptations of the National Consumer Credit Protection Act and of the UCCC, state "Lemon Laws" designed to prevent fraud in the sale of used vehicles and state motor vehicle retail installment sales acts, retail in-stallment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These re-quirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could attach to an assignee or affect an assignee's ability to enforce consumer finance contracts such as the Receivables.

The Federal Trade Commission's Trade Regulation Rule on Preservation of Consum-er's Claims and Defenses (the "FTC Rule"), the provisions of which are gener-ally duplicated by the UCCC, other state statutes, or the common law in certain states, has the effect of subjecting a seller (and certain related lenders and their assignees) in a consumer credit transaction and any assignee of the seller to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

The Receivables are subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of the Receivables, will be subject to any claims or de-fenses that the purchaser of the Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the Receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be li-censed to sell motor vehicles at retail sale. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written state-ment signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if an Odometer Disclosure Statement was not provided to the purchaser of the related financed vehicle, the obligor may be able to assert a defense against the seller of the vehicle. If an obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of NMAC's and the Seller's representations and warranties under the Purchase Agreement and the Agreement, respectively, and would create an obligation of NMAC and the Seller to repurchase the Receivable unless the breach is cured. See "The Certificates -- Sale and Assignment of the Receiv-ables."

Courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

NMAC and the Seller will warrant under the Purchase Agreement and the Agree-ment, respectively, that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against the Trust for violation of any law and such claim materially and adversely affects the Trust's interest in a Receivable (the initial determination of a material adverse effect generally being made by the Servicer), such violation would con-stitute a breach of warranty under the Purchase Agreement and the Agreement and would create an obligation of NMAC and the Seller to repurchase the Receivable unless the breach is cured. See "The Certificates -- Sale and Assignment of the Receivables."

CERTAIN BANKRUPTCY CONSIDERATIONS

The Seller has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by NMAC or its parent, NMC, under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in consolida-tion of the assets and liabilities of the Seller with those of NMAC or NMC. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limi-tations (including re-strictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insol-vency Law without the unanimous affirmative vote of all of its directors).

The Seller has received the advice of counsel to the effect, based on a rea-soned analysis of analogous case law (although there is no precedent based on directly similar facts), that, subject to certain facts, assumptions and quali-fications specified therein, it would not be a proper exercise by a court of its equitable discretion to disregard the separate corporate existence of the Seller and to require the consolidation of the assets and liabilities of the Seller with the assets and liabilities of NMAC or NMC in the event of the ap-plication of the federal bankruptcy laws to NMAC or NMC. Among other things, counsel in rendering such advice assumed that the Seller will follow certain procedures in the conduct of its affairs, including maintaining records and books of account separate from those of NMAC, refraining from commingling its assets with those of NMAC and refraining from holding itself out as having agreed to pay, or being liable for, the debts of NMAC. The Seller intends to follow and has represented to such counsel that it will follow these and other procedures related to maintaining its separate corporate identity. However, in the event that the Seller did not follow these procedures, there can be no as-surance that a court would not conclude that the assets and liabilities of the Seller should be consolidated with those of NMAC. Such court also might con-clude that the holding by NMAC (as a result of consolidation) of a subordinated interest in the Receivables requires that the transfer of the Receivables be deemed a pledge to secure a borrowing by NMAC rather than a sale of the Receiv-ables. If a court were to reach such conclusions, or a filing were made under any Insolvency Law by or against the Seller, or if an attempt were made to lit-igate any of the foregoing issues, delays in distributions on the Certificates (and possible reductions in the amount of such distributions) could occur.

OTHER LIMITATIONS

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon col-lateral or enforce a deficiency judgment. For example, in a Chapter 13 proceed-ing under the federal bankruptcy law, a court may prevent a lender from repos-sessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party provid-ing financing as a general unsecured creditor for the remainder of the indebt-edness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebted-ness.

TRANSFERS OF VEHICLES

The Receivables prohibit the sale or transfer of the vehicle securing a Receiv-able without NMAC's consent and permit NMAC to accelerate the maturity of the Receivable upon a sale or transfer without its consent. If the Servicer con-sents to such a sale or transfer, the Servicer may enter into a transfer of eq-uity agreement with the secondary purchaser for the purpose of effecting the transfer of the Financed Vehicle.

                        FEDERAL INCOME TAX CONSEQUENCES

The following discussion, insofar as it constitutes statements of law or legal conclusions, represents the opinion of Weil, Gotshal & Manges LLP, special counsel to the Seller, and is subject to the qualifications set forth herein. The discussion summarizes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the Class A Certificates. This discussion is a summary of the material U.S. federal income tax consequences only and is not a complete analysis of the tax considerations that may be ap-plicable to every prospective investor. The following discussion does not con-sider all aspects of U.S. federal income tax law that may be relevant to the purchase, ownership and disposition of the Class A Certificates by such holder in light of its circumstances. This discussion also does not address the fed-eral income tax consequences of ownership of Class A Certificates not held as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986 (the "Code"), the consequences to investors subject to special treatment under the federal income tax laws, such as dealers in securities or foreign currency, tax-exempt entities, foreign investors, financial institu-tions, insurance companies or persons that either hold the Class A Certifi-cates as part of a "straddle","hedge" or a "conversion transaction" or have a "functional currency" other than the U.S. dollar, or the indirect consequences to an equity owner of an entity acquiring a Class A Certificate. Finally, any U.S. federal gift or estate tax consequences or any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction are also not described.

This summary is based upon the Code, existing and proposed regulations there-under, and current administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis. Prospective investors should note that no rulings have been or will be sought from the Internal Rev-enue Service (the "Service") with respect to any of the federal tax conse-quences discussed below, and no assurance can be given that the Service will not take contrary positions. PERSONS CONSIDERING THE PURCHASE OF CLASS A CER-TIFICATES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF FEDERAL INCOME TAX LAWS, AS WELL AS THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION, TO THEIR PARTICULAR SITUATIONS. IN PARTICULAR, SUCH PER-SONS SHOULD CONSULT THEIR TAX ADVISORS AS TO WHETHER STATE OR LOCAL TAXING JU-RISDICTIONS WHERE SERVICING AND OTHER ACTIVITIES OF THE TRUST OCCUR MAY ASSERT THAT A CERTIFICATE HOLDER IS SUBJECT TO TAX SOLELY AS A RESULT OF SUCH CERTIF-ICATE HOLDER'S BENEFICIAL OWNERSHIP IN THE TRUST.

Unless the context otherwise requires, for the balance of this discussion, the term "Class A Certificateholder" means the holder of a Class A Certificate and a "holder" or a "Class A Certificate holder" means the beneficial owner of a Class A Certificate.

CLASSIFICATION OF THE TRUST

Under current law and assuming execution of, and compliance with, the Agree-ment, the Custody and Pledge Agreement and the Yield Supplement Agreement, the Trust will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

For federal income tax purposes, each holder will be considered to own an un-divided interest in the Trust's assets, be required to include in its gross income, for federal income tax purposes, its share of the gross income of the Trust and be entitled to deduct (subject both to possible recharacterization of certain fees paid by the Trust to the Servicer and to any limitations gen-erally applicable to such holder) its share of the expenses of the Trust allo-cable to it.

Although each Class A Certificate holder will be considered, for federal in-come tax purposes, to own its pro rata share of the principal of the Receiv-ables in the Trust and of the Yield Supplement Amounts, each holder's share of the right to interest on the Receivables, however, is not entirely certain. Each Class A Certificate holder's right to interest with respect to a particu-lar Receivable should be limited to its pro rata share of the lesser of (i) the interest that accrues on the principal of that Receivable at the Pass-Through Rate plus its pro rata share of the Servicing and Trustee fees alloca-ble to it (which fees will be deemed to be paid over, on behalf of the holder, to the Servicer and the Trustee, respectively) and (ii) the total interest payable on that Receivable.

For administrative convenience, however, the Trustee may report information with respect to a Class A Certificate holder's investment in a Class A Certif-icate on an aggregate basis as though such Class A Certificate holder's in-vestment in the Receivables and other assets were equal to such Class A Cer-tificate holder's share of the initial Class A Principal Balance and on which interest and Yield Supplement Amounts are payable at a combined rate equal to the sum of the Pass-Through Rate and the Servicing Rate. If the Service were to require reporting on an asset-by-asset basis, the amount of income report-able for a period could differ from the amount reportable on an aggregate basis. In particular, as described more fully below, High Yield Re-ceivables (as defined below) are subject to the "stripped bond" rules of the Code which could result in such Receivables having original issue discount ("OID"), and Low Yield Receivables (as defined below) may be subject to the market discount or imputed interest rules.

PAYMENTS UNDER THE YIELD SUPPLEMENT AGREEMENT

A Class A Certificate holder should allocate a portion of its purchase price or other tax basis in the Class A Certificate to its right to receive Yield Supplement Amounts. See "Original Issue Discount, Imputed Interest and Market Discount."

Tax counsel is unable to opine as to the federal income tax characterization of the right to receive Yield Supplement Amounts. Arguably, the arrangement is economically analogous to a loan made by the Class A Certificate holder to the Seller in an amount equal to the discounted present value of the Yield Supple-ment Amounts, if any, which are expected to be received, resulting in OID to the Class A Certificate holder's for the amount of the discount. In that case, each Class A Certificate holder will accrue income in respect of its interest in such discounted present value under the rules relating to OID under a method that takes account of the compounding of interest and the holder's ex-pected yield to maturity. Alternatively, it is possible that the entire amount of Yield Supplement Amounts should be included in income as accrued or re-ceived and not treated as interest and that the Class A Certificate holder should also be entitled to amortize the portion of its purchase price alloca-ble to its right to receive Yield Supplement Amounts, possibly on a straight-line basis over the term of the Class A Certificates. In that case, the Yield Supplement Amounts also might be unrelated taxable income for a tax-exempt in-vestor. Although the Seller believes that these two characterizations of the Yield Supplement Agreement are the most likely characterizations, no assurance can be given, however, that either of these two characterizations will be ac-cepted by the Service.

ORIGINAL ISSUE DISCOUNT, IMPUTED INTEREST AND MARKET DISCOUNT

Original Issue Discount; General. The Receivables bear interest at varying rates. Because a Class A Certificate holder will be viewed as owning an inter-est in each of the Trust's assets, a portion of the Class A Certificate hold-er's purchase price of a Class A Certificate (whether on initial sale or in a subsequent transaction) may be required to be allocated among each of the Trust's assets based on their respective fair market values. See discussion below under "--Effect of Allocation of Basis."

Because the Seller will retain the right to receive interest at a rate equal to the excess of the APR of each Receivable over the sum of the Pass-Through Rate and the Servicing Rate, the issuance of a Class A Certificate will result in the separation of ownership ("stripping") of a portion of the rights to in-terest payments on those Receivables (the "High Yield Receivables") that bear an interest rate which is greater than the sum of the Pass-Through Rate and the Servicing Rate from the principal of such Receivables. Those Receivables (the "Low Yield Receivables") that bear an interest rate which is less than or equal to the sum of the Pass-Through Rate and the Servicing Rate do not pro-vide rights to receive interest in excess of the sum of the Pass-Through Rate and the Servicing Rate and, therefore, will not be treated as stripped instru-ments. Instead, yield supplement amounts will be paid to eliminate the differ-ence between the actual yield on each Low Yield Receivable and the yield which would have resulted on such Receivable if its interest rate had equaled the sum of the Pass-Through Rate and the Servicing Rate.

The Trust intends to take the position that, under the Code, the stripping of the High Yield Receivables will result in OID. Accordingly, each Class A Cer-tificate holder will accrue income in respect of its interest in such Receiv-ables under the rules relating to original issue discount under a method that takes account of the compounding of interest, based on the particular Class A Certificate holder's expected yield to maturity.

A Class A Certificate holder that purchases a Class A Certificate for an amount greater than its outstanding principal balance will be required to make an election under Section 171 of the Code to amortize premium in respect of the Receivables in order to accrue income based on the Class A Certificate holder's yield rather than at the Pass-Through Rate. Such an election would apply to all of the taxable debt instruments held at or acquired after the first day of the holder's first taxable year to which such election applies, and may be revoked only with the consent of the Service.

Imputed Interest and Market Discount. For the reasons discussed above, the Low Yield Receivables will not be treated as stripped bonds.

Some or all of the Low Yield Receivables may have imputed interest and/or mar-ket discount. If a Low Yield Receivable did not have "adequate stated interest" (as the term is defined in Section 483 of the Code) when originated, then such Receivable would be treated as having "imputed interest." Under the imputed in-terest rules of the Code, a portion of the Receivable's stated principal amount equal to such total unstated interest would be recharacterized as interest and the Receivable's principal amount would be correspondingly reduced. If the im-puted interest rules applied, the total unstated interest would be included in the Class A Certificate holder's gross income over the term of the Receivable using a constant yield-to-maturity method.

It is uncertain whether the imputed interest rules would apply to a Class A Certificate holder. If these rules do not apply, or with respect to Low Yield Receivables which had adequate stated interest when issued, the market discount rules instead may be applicable.

In general, under the market discount provisions of the Code, principal pay-ments received by the Trust, and all or a portion of the gain recognized upon a sale or other disposition of a Receivable or upon the sale or other disposition of a Class A Certificate by a Class A Certificate holder, will be treated as ordinary income to the extent of accrued market discount. Any payments received by a Class A Certificate holder upon a sale or other disposition of a Class A Certificate in an amount in excess of accrued market discount will be treated as capital gain. The character of any gain from the sale of a Class A Certifi-cate allocable to rights pursuant to the Yield Supplement Agreement as ordinary or capital gain, however, is uncertain. In addition, a portion of the interest deductions of the Class A Certificate holder attributable to any indebtedness treated as incurred or continued to purchase or carry a Receivable may have to be deferred, unless a Class A Certificate holder makes an election to include market discount in income currently as it accrues (in lieu of including accrued market discount in income at the time of disposition). Such election would ap-ply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies, and may be revoked only with consent of the Service. Taxpayers may, in general, elect to accrue market discount either (i) under a constant yield-to-maturity method or (ii) in the proportion that the stated interest paid on the obligation for the current period bears to the total remaining interest on the obligation.

Effect of Allocation of Basis. In determining whether a Class A Certificate holder has purchased its interest in the Receivables (or any Receivable) at a discount or whether such Receivables (or any Receivable) have OID or, in the case of Low Yield Receivables, have market discount, a portion of the purchase price of a Class A Certificate should be allocated to the Class A Certificate holder's undivided interest in accrued but unpaid interest (which, upon re-ceipt, will constitute a return of basis and not interest income), amounts col-lected as of the time of purchase but not yet distributed, rights to receive Yield Supplement Amounts pursuant to the Yield Supplement Agreement and, possi-bly, to contingent rights to receivable Shortfall Amounts pursuant to the Yield Supplement Agreement. As a result, the portion of the purchase price allocable to a Class A Certificate holder's undivided interest in the Receivables (or any Receivable) could be decreased and the potential OID and/or market discount on the Receivables (or any Receivable) could be increased. Although the matter is not entirely certain, it appears that, as a technical matter, each holder should calculate income separately for its interest in each Receivable (by first allocating to each Receivable and to each other asset in the Trust a por-tion of the holder's basis in the Class A Certificate). Further, in the case of any "affected investor" (as defined below), in computing yield to maturity, all interest on the Receivables allocable to the Class A Certificates, including interest effectively paid over to the Servicer and the Trustee (and, if either of the credit support arrangements is treated as a separate asset, as discussed below, the Class B Certificate holder or the Seller, as the case may be), is taken into account. For this purpose "affected investors" are individuals, per-sons, including estates and trusts, that compute taxable income in the same manner as an individual and certain "pass-through entities". If required to re-port income in respect of the Class A Certificates to the Service and Class A Certificate holders, however, the Servicer and Trustee currently intend to ac-crue income on an aggregate basis, based on an assumed initial offering price of the Class A Certificates and based on the net amounts distributable on the Class A Certificates. This method of reporting on a net basis may not be per-mitted. Furthermore, subsequent purchasers of Class A Certificates will have to adjust the amounts reported to them based upon their basis in the Class A Cer-tificates.

Possible Alternative Characterization. Prospective investors should be aware that the Service could take the position that, in accruing OID and, possibly, market discount, a Receivable-by-Receivable or pool-wide prepayment assumption should be used to determine yield and time to maturity. If the holder purchased its Class A Certificate at a yield higher than the Pass-Through Rate on the Class A Certificates (that is, for an amount less than the principal amount of Receivables allocable to the Class A Certificate), such an assumption could ac-celerate income on the Class A Certificate.

Prospective investors should also be aware that, although the Seller believes that neither the Class A Certificate holders' right to be paid prior to payment being made on the Class B Certificates nor the Class A Certificate holders' right to be paid out of the Subordination Spread Account should be treated as an asset separate from the Class A Certificate holders' rights in the Receiv-ables, the Service could take a contrary view. If either of those rights were characterized as a separate asset, a portion of such holder's basis in its Class A Certificate could be required to be allocated to those rights or a Class A Certificate holder might be considered to own a greater percentage of the right to interest on the Receivables (and be deemed to pay over that addi-tional interest as a guarantee or other fee as it is paid or accrued).

SALE OR PREPAYMENT

Upon the sale, exchange or retirement of a Class A Certificate, a Class A Cer-tificate holder will recognize taxable gain or loss in respect of its undivided interest in each asset held by the Trust. Gain or loss with respect to each un-divided interest in a Trust asset is equal to the difference between the allo-cable portion of the amount realized and the Class A Certificate holder's ad-justed basis in such asset. A Class A Certificate holder's initial basis in each Receivable (see "Original Issue Discount, Imputed Interest and Market Dis-count--Effect of Allocation of Basis" above) generally would be increased by any OID, imputed interest or market discount amortization and decreased by any premium amortization attributable to such Receivable and taken into account in determining the Class A Certificate holder's taxable income and any distribu-tions (other than "qualified stated interest") received.

As a consequence of the foregoing, a disposition or retirement of a Class A Certificate for no net gain or loss may for tax purposes consist of a sale of one asset (e.g., an interest in some Receivables) for a gain and the disposi-tion of another asset at a loss (e.g., an interest in other Receivables). Al-though such gains or losses generally should be treated as offsetting capital gains and losses (unless earned by a dealer), absent the making of an election to include market discount currently in income (as discussed above), gain real-ized on an interest in Receivables acquired with market discount may yield or-dinary gain to the extent of accrued market discount, which (i) for a corporate taxpayer could not be offset by, and (ii) for an individual taxpayer could only be offset by up to $3,000 of, any capital loss attributable to an interest in any other Receivables or Trust assets. See "Original Issue Discount, Imputed Interest and Market Discount--Effect of Allocation of Basis" above. The charac-ter of any gain realized allocable to the Class A Certificate holder's rights under the Yield Supplement Agreement as ordinary or capital also is uncertain. Any loss realized would be treated as a capital loss.

In general, gain or loss on any sale, exchange or retirement of a Class A Cer-tificate would be capital gain or loss. However, it is possible that the Serv-ice will take the position that, under the rules for accruing OID, gain on any prepayment of the Receivables will be ordinary income.

DEDUCTIONS

Each holder of a Class A Certificate will generally be allowed to deduct, con-sistent with its method of accounting, any fees paid or deemed paid by the Trust allocable to that Class A Certificate. The Service could take the posi-tion that some or all of the fees paid to the Servicer are not deductible by the Trust as compensation for servicing but rather represent some sort of re-tained interest in the Receivables. Except to the extent described in the fol-lowing paragraph, the overall tax consequences should be substantially the same in either event.

Prospective investors also should be aware, however, that individuals, estates and trusts that own Class A Certificates (directly or indirectly through pass-through entities) will be allowed to deduct such fees for regular income tax purposes only to the extent such fees and all of the investor's other miscella-neous itemized deductions exceed two percent of the holder's adjusted gross in-come. (Further, certain itemized deductions otherwise allowable to individuals are further reduced to the extent the Class A Certificate holder's adjusted gross income exceeds a statutory threshold.) Additionally, no deduction will be allowed in respect of fees for such persons for alternative minimum tax purpos-es.

FOREIGN CLASS A CERTIFICATE OWNERS

Interest attributable to Receivables which is received by a Class A Certifi-cate holder that is not a "United States person" and has no connection with the United States other than owning the Class A Certificate should generally constitute "portfolio interest" and, accordingly, not be subject to the normal 30% withholding tax imposed with respect to such payments, provided that such Class A Certificate holder fulfills certain certification requirements. Under such requirements, the holder must certify, under penalties of perjury, that it is not a "United States person" and provide its name and address. For this purpose, "United States person" means a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate or trust the income of which is includible in gross income for United States federal income tax purposes regardless of its source or a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States fiduciaries have the authority to control all of its substantial decisions.

PAYMENTS RECEIVED OUT OF THE YIELD SUPPLEMENT RESERVE ACCOUNT OR IN RESPECT OF THE YIELD SUPPLEMENT AGREEMENT MAY NOT QUALIFY FOR EXEMPTION FROM THE 30% WITHHOLDING TAX AND THE TRUST INTENDS TO WITHHOLD WITH RESPECT TO SUCH PAYMENTS. NONE OF THE TRUST, THE SELLER, THE SERVICER OR THE TRUSTEE IS REQUIRED TO "GROSS-UP" A HOLDER FOR ANY AMOUNTS WITHHELD FROM PAYMENTS TO CLASS A CERTIFICATE HOLDERS.

BACKUP WITHHOLDING

Payments made on the Class A Certificates and proceeds from the sale of the Class A Certificates will not be subject to a "backup" withholding tax of 31% unless, in general, the Class A Certificate holder fails to comply with cer-tain reporting procedures and is not an exempt recipient under applicable pro-visions of the Code.

                              ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), im-poses certain responsibilities on fiduciaries of employee benefit plans subject to ERISA ("ERISA Plans"). A fiduciary of an ERISA Plan should consider, among other matters, whether an investment in the Certificates is prudent, is permit-ted by the documents governing the ERISA Plan, and is appropriate in view of the ERISA Plan's investment policy and portfolio.

ERISA Section 406 prohibits a fiduciary of an ERISA Plan from causing such plan to directly or indirectly engage in a broad range of transactions involving the assets of such plan and a person who is "party in interest" (as defined in ERISA) to such plan unless a statutory or administrative exemption applies to the transaction. Code Section 4975 prohibits similar transactions involving a plan subject to such Section (including individual retirement accounts) and a person who is a "disqualified person" (as defined in the Code) with respect to such plan. These transactions (referred to as "prohibited transactions") in-volving an ERISA Plan or other plan subject to Code Section 4975 (collectively, "Plans") include sales, exchanges, loans, extensions of credit, leases and cer-tain other transactions. A party in interest or disqualified person is herein-after referred to as a "Party in Interest".

Code Section 4975 and ERISA Sections 502(i) and 502(l) of ERISA impose certain excise taxes and civil penalties on a Party in Interest (and possibly other persons) that engages or participates in a prohibited transaction.

Under regulations issued by the United States Department of Labor (the "Plan Asset Regulations"), the assets of an entity in which a Plan owns an equity in-terest may be treated as if they were "plan assets" of such Plan. The Certifi-cates may be treated as equity interests under the Plan Asset Regulations, and the assets of the Trust may constitute "plan assets" of Plans owning Certifi-cates unless an exception applies (such as the exception for certain publicly offered securities). There are no assurances that the assets of the Trust would not be treated as "plan assets" of Plans owning Certificates. Therefore, pro-spective Plan investors should consider the applicability of an exemption from the prohibited transaction provisions of ERISA and the Code to their purchase, holding or sale of Certificates, and to the operations of the Trust.

The purchase and holding of Class A Certificates by Plans may be exempt from the prohibited transaction restrictions under an administrative exemption granted to J.P. Morgan Securities Inc., Prohibited Transaction Exemption 90-23, as amended ("Exemption"). The Exemption applies to certain prohibited transac-tion restrictions of ERISA and related excise tax provisions of the Code with respect to (i) the initial purchase, the holding and the subsequent resale by Plans of certificates in an asset-backed pass-through trust that holds certain receivables, loans and other obligations that meet the conditions and require-ments of the Exemption, and (ii) the servicing, management and operation of such trust. The obligations that such a trust might hold include secured motor vehicle installment obligations, such as the Receivables. The United States De-partment of Labor has clarified in Prohibited Transaction Exemption 97-34 that the rights of a trustee under a yield supplement arrangement of the type de-scribed under "Description of the Certificates--Yield Supplement Reserve Ac-count and Yield Supplement Agreement" above may be held as assets of a trust without jeopardizing the availability of the Exemption.

The Exemption does not apply to Plans sponsored by the Seller, any Underwriter, the Trustee, the Servicer, any obligor with respect to Receivables included in the Trust and constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such persons (the "Re-stricted Group").

Among the conditions that must be satisfied for the Exemption to apply are the following:

  1. the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

  2. the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust (such as the Class B Certificates which are not eligible for the Exemption);

  3. the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's Ratings Services ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Duff & Phelps, Inc. ("D&P");

  4. the Trustee must not be an affiliate of any other member of the Re-stricted Group;

  5. the sum of all payments made to and retained by the Underwriter in con-nection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the sponsor of the trust pursuant to the transfer of the obligations to the trust represents not more than the fair market value of such obligations; and the sum of all payments made to and retained by the servicers of the obligations represents not more than rea-sonable compensation for such persons' services and reimbursement of such persons' reasonable expenses in connection therewith; and

  6. the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

The Trust must also meet the following requirements:

  1. the corpus of the Trust must consist solely of assets of the type that have been included in other investment pools;

  2. certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's or D&P for at least one year prior to the Plan's acquisition of Certificates; and

  3. certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of Certificates.

Moreover, the Exemption provides relief from certain prohibited transactions that may occur when a fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the obliga-tions held in the trust; provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have in-vested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons in-dependent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately af-ter the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serv-iced by the same entity.

None of the Receivables of any one Obligor shall exceed 5% of the principal of the Trust at the outset, and the Trustee will try to dispose of assets of the Trust to avoid violating such limit.

The Seller believes that the Exemption could apply to the acquisition and hold-ing of Class A Certificates (but not Class B Certificates) by Plans. However, no assurances can be provided that the conditions for the application of such exemption have or will be satisfied, and each fiduciary with respect to a Plan should review the applicability of the Exemption with its counsel prior to ac-quiring Class A Certificates. Class B Certificates should not be acquired by a Plan in the absence of a determination that another exemption applies.

Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Code Section 410(d)), are not subject to the requirements of ERISA, and assets of such plans may be invested in Certificates without regard to the ERISA considerations described herein, subject to the provisions of other applicable federal and state law. Any such plan which is exempt from taxation under Code Section 501(a) may, however, forfeit its tax-exempt status if it engages in a prohibited transaction in violation of Code
Section 503.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, and the potential consequences of their specific circumstances, prior to making an in-vestment in the Class A Certificates.

                                  UNDERWRITING

Subject to the terms and conditions set forth in the Underwriting Agreement be-tween the Seller and J.P. Morgan Securities Inc., acting for itself and as rep-resentative of the other Underwriters named below (the "Underwriting Agree-ment"), the Seller has agreed to sell to the Underwriters, and each of the Underwriters has agreed to purchase, the principal amount of the Class A Cer-tificates set forth opposite its name below.

                                                            PRINCIPAL AMOUNT OF
      UNDERWRITERS                                          CLASS A CERTIFICATES
      ------------                                          --------------------
      J.P. Morgan Securities Inc. .........................   $
      Chase Securities Inc. ...............................
      Credit Suisse First Boston Corporation...............
      Goldman, Sachs & Co. ................................
      Merrill Lynch, Pierce, Fenner & Smith
              Incorporated.................................
      Salomon Brothers Inc.................................
                                                              ---------------
        Total..............................................   $
                                                              ===============

In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Class A Cer-tificates offered hereby if any of the Class A Certificates are purchased. The Seller has been advised by the Underwriters that they propose initially to of-fer the Class A Certificates to the public at the price set forth herein, and
to certain dealers at such price less a concession not in excess of    % of the
Class A Certificate amounts. The Underwriters may allow and such dealers may
reallow a concession not in excess of    % of the Class A Certificate amounts
to certain other dealers. After the initial public offering, the public offer-ing price and such concessions may be changed.

In connection with the offering of the Class A Certificates, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A Certificates. Specifically, the Underwriters may overallot the offering, creating a syndicate short position. Underwriters may bid for and purchase Class A Certificates in the open market to cover syndicate short posi-tions. In addition, the Underwriters may bid for and purchase Class A Certifi-cates in the open market to stabilize the price of the Class A Certificates. These activities may stabilize or maintain the market price of the Class A Cer-tificates above independent market levels. The Underwriters are not required to engage in these activities, and may end these activities at any time.

The Seller and NMAC have agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or to con-tribute to payments which the Underwriters may be required to make in respect thereof. In the opinion of the Commission, certain indemnification provisions for liability arising under the federal securities law are contrary to public policy and therefore unenforcable.

In the ordinary course of their respective businesses, the Underwriters and their respective affiliates have engaged and may engage in investment banking and/or commercial banking transactions with Nissan and its affiliates.

                                 LEGAL OPINIONS

Certain legal matters relating to the Certificates will be passed upon for the Seller and the Servicer by Joy Crose, Esq., and by Weil, Gotshal & Manges LLP, New York, New York, and for the Underwriters by Cravath, Swaine & Moore. Cer-tain federal income tax and other matters will be passed upon for the Seller by Weil, Gotshal & Manges LLP.

                                 INDEX OF TERMS

Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

Accounts................................................................     23
Advance.................................................................  7, 24
Agreement...............................................................      3
APR.....................................................................     13
Available Interest......................................................     25
Available Principal.....................................................     25
Cede....................................................................      4
Certificate Account..................................................... 12, 23
Certificateholders......................................................   2, 5
Certificates............................................................   1, 3
Class A Agent...........................................................      8
Class A Certificate Balance.............................................  4, 26
Class A Certificateholders..............................................  4, 38
Class A Certificate holder..............................................     38
Class A Certificate Factor..............................................     19
Class A Certificate Owner...............................................      4
Class A Certificates....................................................      3
Class A Distributable Amount............................................     25
Class A Interest Carryover Shortfall....................................     27
Class A Interest Distributable Amount...................................     26
Class A Percentage......................................................  3, 20
Class A Pool Factor.....................................................     19
Class A Principal Carryover Shortfall...................................     27
Class A Principal Distributable Amount..................................     25
Class B Certificate Balance.............................................     26
Class B Certificateholders..............................................      5
Class B Certificates....................................................      3
Class B Distributable Amount............................................     26
Class B Interest Carryover Shortfall....................................     27
Class B Interest Distributable Amount...................................     26
Class B Percentage......................................................  3, 20
Class B Principal Carryover Shortfall...................................     27
Class B Principal Distributable Amount..................................     26
Code....................................................................     38
Collection Account...................................................... 12, 23
Collection Period.......................................................  4, 20
Commission..............................................................      2
Custody and Pledge Agreement............................................      5
Cutoff Date.............................................................      3
D&P.....................................................................     43
Dealer Recourse.........................................................     12
Dealers.................................................................     12
Definitive Certificates.................................................     21
Determination Date......................................................     29
Distribution Date.......................................................   1, 7
DTC.....................................................................      4
Eligible Investments....................................................     23
ERISA...................................................................  9, 43
ERISA Plans.............................................................     43
Events of Default.......................................................     31
Excess Amounts..........................................................  5, 27
Exchange Act............................................................      2
Exemption...............................................................     43
Final Scheduled Distribution Date.......................................      1

Financed Vehicles......................................................       3
FTC Rule...............................................................      36
High Yield Receivables.................................................      39
holder.................................................................      38
Indirect Participants..................................................      20
Initial Yield Supplement Reserve Amount................................   7, 25
Insolvency Laws........................................................      36
Liquidated Receivables.................................................      25
Liquidation Proceeds...................................................      25
Low Yield Receivables..................................................      39
Moody's................................................................      43
MVRISA.................................................................      34
Nissan.................................................................      19
NMAC...................................................................       3
NMC....................................................................       3
Obligors...............................................................      12
OID....................................................................      39
Participants...........................................................      20
party in interest......................................................      43
Pass-Through Rate......................................................       4
Plan Asset Regulations.................................................      43
Plans..................................................................      43
Pool Balance...........................................................      15
Prepaid Receivable.....................................................       7
prohibited transactions................................................      43
Purchase Agreement.....................................................   3, 22
Purchase Amount........................................................      22
Rating Agency..........................................................       9
Receivables............................................................    1, 3
Record Date............................................................       4
Required Deposit Rating................................................      23
Required Yield Supplement Reserve Amount...............................   7, 25
Restricted Group.......................................................      43
RISA...................................................................      34
Rules..................................................................      21
S&P....................................................................      43
Securities Act.........................................................       2
Seller................................................................. 1, 2, 3
Service................................................................   8, 38
Servicer...............................................................    1, 3
Servicer Fee...........................................................   8, 24
Servicing Fee..........................................................   8, 24
Servicing Rate.........................................................       7
Specified Subordination Spread Account Balance.........................       6
Subordination Initial Deposit..........................................       5
Subordination Spread Account...........................................       5
Supplemental Servicing Fee.............................................   8, 24
Total Available Amount.................................................      25
Trust..................................................................    1, 3
Trustee................................................................ 2, 3, 8
UCC....................................................................      34
UCCC...................................................................      34
Underwriters...........................................................      45
Underwriting Agreement.................................................      45
United States person...................................................      42
Yield Supplement Agreement.............................................       7
Yield Supplement Amount................................................       7
Yield Supplement Reserve Account.......................................   6, 24

NO DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFOR-MATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PRO-SPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER, THE SERVICER OR THE UN-DERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICI-TATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURIS-DICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HERE-UNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMA-TION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                                ---------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   2
Reports to Class A Certificateholders by the Trustee.......................   2
Summary....................................................................   3
Risk Factors...............................................................  10
Formation of the Trust.....................................................  12
Property of the Trust......................................................  12
The Receivables............................................................  13
Class A Certificate and Pool Factors.......................................  19
Use of Proceeds............................................................  19
The Seller.................................................................  19
The Servicer...............................................................  19
The Certificates...........................................................  20
Rating of the Class A Certificates.........................................  34
Certain Legal Aspects of the Receivables...................................  34
Federal Income Tax Consequences............................................  38
ERISA Considerations.......................................................  43
Underwriting...............................................................  45
Legal Opinions.............................................................  45
Index of Terms.............................................................  46

                                ---------------

UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

$755,564,579

NISSAN AUTO RECEIVABLES
1997-A GRANTOR TRUST

    % ASSET BACKED
CERTIFICATES, CLASS A


NISSAN AUTO RECEIVABLES
CORPORATION
SELLER


NISSAN MOTOR
ACCEPTANCE CORPORATION
SERVICER



J.P. MORGAN & CO.

CHASE SECURITIES INC.

CREDIT SUISSE FIRST BOSTON

GOLDMAN, SACHS & CO.

MERRILL LYNCH & CO.

SALOMON BROTHERS INC


PROSPECTUS

DATED      , 1997

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement:

Securities and Exchange Commission fee............................. $228,958.96
Rating agency fees.................................................  210,000.00
Printing expenses..................................................   50,000.00
Accountants' fees..................................................   50,000.00
Fees and expenses of Trustee.......................................   10,000.00
Blue Sky fees and expenses.........................................   10,000.00
Legal fees and expenses............................................  125,000.00
Miscellaneous expenses.............................................    4,041.04
                                                                    -----------
  Total............................................................ $688,000.00
                                                                    ===========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Set forth below are certain provisions of law and of the Certificate of Incor-poration of Nissan Auto Receivables Corporation. The general effect of such provisions is to provide indemnification to officers and directors of such cor-poration for actions taken in good faith. In addition, set forth below are the indemnification provisions of the Underwriting Agreement.

Section 145 of the General Corporation Law of Delaware provides as follows:

145. Indemnification of Officers, Directors, Employees and Agents; Insurance--

  (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed ac-tion, suit or proceeding, whether civil, criminal, administrative or inves-tigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partner-ship, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or pro-ceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presump-tion that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

  (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed ac-tion or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, em-ployee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corpo-ration, partnership, joint venture, trust or other enterprise against ex-penses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indem-nification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circum-stances of the case, such person is fairly and reasonably entitled to indemnity for such ex-penses which the Court of Chancery or such other court shall deem proper.

  (c) To the extent that a director, officer, employee or agent of a corpora-tion has been successful on the merits or otherwise in defense of any ac-tion, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and rea-sonably incurred by him in connection therewith.

  (d) Any indemnification under subsections (a) and (b) of this section (un-less ordered by a court) shall be made by the corporation only as autho-rized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quo-rum is not obtainable, or, even if obtainable a quorum of disinterested di-rectors so directs, by independent legal counsel in a written opinion, or
  (3) by the stockholders.

  (e) Expenses (including attorney's fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertak-ing by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including at-torney's fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appro-priate.

  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed ex-clusive of any other rights to which those seeking indemnification or ad-vancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

  (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partner-ship, joint venture, trust or other enterprise against any liability as-serted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

  (h) For purposes of this section, references to "the corporation" shall in-clude, in addition to the resulting corporation, any constituent corpora-tion (including any constituent of a constituent) absorbed in a consolida-tion or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of an-other corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the re-sulting or surviving corporation as he would have with respect to such con-stituent corporation if its separate existence had continued.

  (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; reference to "fines" shall include any ex-cise taxes assessed on a person with respect to any employee benefit plan; and reference to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its partici-pants or beneficiaries; and a person who acted in good faith and in a man-ner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this section.

  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, offi-cer, employee or agent and shall inure to the benefit of their heirs, exec-utors and administrators of such a person.

Article Five of the Certificate of Incorporation of Nissan Auto Receivables Corporation provides as follows:

  "(a) A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fidu-ciary duty as a director, except for liability

    (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,

    (ii) for acts or omissions not in good faith or which involve inten-tional misconduct or a knowing violation of law,

    (iii) under Section 174 of the Delaware General Corporation Law or

    (iv) for any transaction from which the director derived an improper personal benefit.

  If the Delaware General Corporation Law is amended after approval by the stockholders of this Article Five to authorize corporate action further eliminating or limiting the personal liability of directors, then the lia-bility of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation law, as so amended.

  (b) Any repeal or modification of paragraph (a) of this Article Five by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

  (c) (i) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a "pro-ceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer or employee of another corporation or of a partner-ship, joint venture, trust or other enterprise, including service with re-spect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same ex-ists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including penalties, fines, judgments, attorneys' fees, amounts paid or to be paid in settlement and excise taxes imposed on fiduciaries with respect to (i) employee benefit plans, (ii) charitable organizations or (iii) simi-lar matters) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to subparagraph (c)(ii) of this Article Five) only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this subpara-graph (c)(i) of Article Five shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a di-rector or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corpo-ration of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be deter-mined that such director or officer is not entitled to be indemnified under this subparagraph (c)(i) of Article Five or otherwise.

  (ii) If a claim which the corporation is obligated to pay under subpara-graph (c)(i) of this Article Five is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prose-cuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertak-ing, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible un-der the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (in-cluding its Board of Directors, independent legal counsel or its stockhold-
  ers) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has not met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corpo-ration (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

  (iii) The provisions of this paragraph (c) of Article Five shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced, and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this paragraph (c) of Article Five should be found to be in-valid or ineffective in any proceeding, the validity and effect of the re-maining provisions shall not be affected.

  (iv) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this paragraph (c) of Article Five shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

  (v) The corporation may maintain insurance, at its expense, to protect it-self and any director, officer, employee or agent of the corporation or an-other corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liabil-ity or loss under the Delaware General Corporation Law.

  (vi) The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in ad-vance of its final disposition, to any agent of the corporation to the fullest extent of the provisions of this paragraph (c) of Article Five with respect to the indemnification and advancement of expenses of directors, officers and employees of the corporation."

Section 7 of the Underwriting Agreement provides as follows:

  (a) The Seller shall indemnify and hold each Underwriter harmless against any losses, claims, damages or liabilities, joint or several to which such Underwriter may become subject, under the Securities Act of 1933, as amended (the "Securities Act"), or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably in-curred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are in-curred; provided, however, that the Seller will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Seller by any Underwriter through J.P. Morgan Securities Inc., as representative of the several Underwriters (the "Representative"), specifically for use therein; and provided, further, that the Seller shall not be liable to any Under-writer or any person controlling any Underwriter under the indemnity agree-ment in this subsection (a) with respect to any of such documents to the extent that any such loss, claim, damage or liability of the Underwriters or such controlling person results from the fact that such Underwriter sold the Class A Certificates to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Pro-spectus or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference), whichever is most recent, if the Seller has previously furnished copies thereof to such Underwriter.

  (b) Each Underwriter shall indemnify and hold harmless the Seller against any losses, claims, damages or liabilities to which the Seller may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Seller by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Seller in connection with investigating or defending any such action or claim as such expenses are incurred.

  (c) If any suit, action, proceeding (including any governmental or regula-tory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Party") in writing of the commencement thereof, but the omission to so notify the Indemnifying Party will not relieve it from any liability which it may have to any Indemnified Party otherwise than under such preceding paragraphs. In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commence-ment thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, jointly with any other Indem-nifying Party similarly notified, to assume the defense thereof, with coun-sel satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the Indemnifying Party) and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof and after acceptance by the In-demnified Party of counsel, the Indemnifying Party will not be liable to such Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the de-fense thereof other than reasonable costs of investigation. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indem-nified Party shall have mutually agreed to the contrary or (ii) the Indem-nifying Party has elected to assume the defense of such proceeding but has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person. It is understood that the Indemnifying Party shall not, with respect to any action brought against any Indemnified Par-ty, be liable for the fees and expenses of more than one firm (in addition to any local counsel) for all Indemnified Parties, and that all such fees and expenses shall be reimbursed within a reasonable pe-riod of time as they are incurred. Any separate firm appointed for the Un-derwriters and such control persons of Underwriters in accordance with this subsection (c) shall be designated in writing by the Representative, and any such separate firm appointed for the Seller, its directors, its offi-cers who sign the Registration Statement and such control persons of the Seller in accordance with this subsection (c) shall be designated in writ-ing by the Seller. The Indemnifying Party shall not be liable for any set-tlement of any proceeding effected without its written consent, but if set-tled with such consent, with respect to an action which the Indemnifying Party was notified of and had the opportunity to participate in (whether or not it chose to so participate), the Indemnifying Party agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the fourth sentence of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such Indemnifying Party of the aforesaid request and during such 60 day period, the Indemnifying Party has not responded thereto and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the In-demnified Party, effect any settlement of any pending or threatened pro-ceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such In-demnified Party from all liability on claims that are the subject matter of such proceeding.

  (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an Indemnified Party under the subsection (a) or (b) above, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative benefits re-ceived by the Seller on the one hand and the Underwriters on the other from the offering of the Class A Certificates. If, however, the allocation pro-vided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Seller on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Seller on the one hand and the Underwrit-ers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Seller bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a ma-terial fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller or by the Underwriters and the parties' relative intent, knowledge, access to information and opportu-nity to correct or prevent such untrue statement or omission. The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to above in this subsection (d) shall be deemed to in-clude any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Class A Certificates underwritten by it and distributed to the public were of-fered to the public exceeds the amount of any damages which such Under-writer has otherwise been required to pay by reason of such untrue or al-leged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Under-writers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

  (e) The obligations of the Seller under this subsection shall be in addi-tion to any liability which the Seller may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obliga-tions of the Underwriters under this subsection shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Seller, to each officer of the Seller who has signed the Registration Statement and to each person, if any, who controls the Seller within the meaning of the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Not Applicable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:

      1.1 --Form of Underwriting Agreement.
      3.1 --Certificate of Incorporation of the Seller (filed as Exhibit 3.1 to the Seller's Registration Statement on Form S-1, No. 33-47413).*
      3.2 --By-Laws of the Seller (filed as Exhibit 3.2 to the Seller's
            Registration Statement on Form S-1, No. 33-47413).*
      4.1 --Form of Pooling and Servicing Agreement among the Seller, the
            Servicer, Nissan Motor Acceptance Corporation and the Trustee.
      4.2 --Form of Custody and Pledge Agreement between the Seller and the Custodian.
      5.1 --Opinion of Weil, Gotshal & Manges LLP with respect to legality.
      8.1 --Opinion of Weil, Gotshal & Manges LLP with respect to tax matters.
     10.1 --Form of Purchase Agreement between NMAC and the Seller.
     10.2 --Form of Yield Supplement Agreement among the Seller, the Servicer and the Class A Agent.
     23.1 --Consent of Weil, Gotshal & Manges LLP (included as part of Exhibit
            5.1).
     23.2 --Consent of Weil, Gotshal & Manges LLP (included as part of Exhibit
            8.1).

--------
  * Incorporated by reference.

  (b) Financial Statement Schedules:

    Not applicable.

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such de-nominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or other-wise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for in-demnification against such liabilities (other than the payment by the regis-trant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been set-tled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as ex-pressed in the Act and will be governed by the final adjudication of such is-sue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this reg-istration statement in reliance upon Rule 430A and contained in a form of pro-spectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) un-der the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT #3 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF TORRANCE AND STATE OF CALIFORNIA, ON THE 17TH DAY OF OCTOBER 1997.

                                         Nissan Auto Receivables Corporation

                                                  /s/ Yoichiro Nagashima
                                         By:___________________________________
                                             (YOICHIRO NAGASHIMA, PRESIDENT
                                              AND CHAIRMAN OF THE BOARD OF
                                                       DIRECTORS)

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT #3 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

             SIGNATURES                      TITLE                 DATE

       /s/ Yoichiro Nagashima         President, Chairman
------------------------------------   of the Board of         October 17,
         YOICHIRO NAGASHIMA            Directors and            1997
                                       Director
                                       (principal
                                       executive officer)

         /s/ Katsumi Ishii            Treasurer,
------------------------------------   Assistant               October 17,
           KATSUMI ISHII               Secretary and            1997
                                       Director
                                       (principal
                                       financial officer
                                       and principal
                                       accounting
                                       officer)

          /s/ Joy M. Crose            Secretary and
------------------------------------   Director                October 17,
            JOY M. CROSE                                        1997

                                 EXHIBIT INDEX

 EXHIBIT
 NO.                               DESCRIPTION                             PAGE
 -------                           -----------                             ----
     1.1 --Form of Underwriting Agreement.
     3.1 --Certificate of Incorporation of the Seller (filed as Exhibit
           3.1 to the Seller's Registration Statement on Form S-1, No.
           33-47413).*
     3.2 --By-Laws of the Seller (filed as Exhibit 3.2 to the Seller's
           Registration Statement on Form S-1, No. 33-47413).*
     4.1 --Form of Pooling and Servicing Agreement among the Seller, the
           Servicer, Nissan Motor Acceptance Corporation and the Trustee.
     4.2 --Form of Custody and Pledge Agreement between the Seller and the Custodian.
     5.1 --Opinion of Weil, Gotshal & Manges LLP with respect to legality.
     8.1 --Opinion of Weil, Gotshal & Manges LLP with respect to tax matters.
    10.1 --Form of Purchase Agreement between NMAC and the Seller.
    10.2 --Form of Yield Supplement Agreement among the Seller, the
           Servicer and the Class A Agent.
    23.1 --Consent of Weil, Gotshal & Manges LLP (included as part of
           Exhibit 5.1).
    23.2 --Consent of Weil, Gotshal & Manges LLP (included as part of
           Exhibit 8.1).

--------
  * Incorporated by reference.